  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


         COLLABORATIVE RESEARCH, DEVELOPMENT AND MARKETING AGREEMENT

                                   between

                         CAMBRIDGE NEUROSCIENCE, INC.

                                     and

                         VISION PHARMACEUTICALS L.P.



                        dated as of November 20, 1996

                               TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS                                                      1
      1.1.  "Active Compound"                                                2
      1.2.  "Affiliate"                                                      2
      1.3.  "Allergan Compounds"                                             2
      1.4.  "Allergan Patents"                                               2
      1.5.  "Allergan Technology"                                            2
      1.6.  "Availability Period"                                            2
      1.7.  "CNSI Compounds"                                                 2
      1.8.  "CNSI Patent Rights"                                             2
      1.9.  "CNSI Technology"                                                3
      1.10. "Collaboration Compound"                                         3
      1.11. "Development Compound"                                           3
      1.12. "Development Phase"                                              3
      1.13. "Effective Date"                                                 3
      1.14. "Excluded Compound"                                              3
      1.15. "Europe"                                                         3
      1.16. "Field"                                                          3
      1.17. "First Commercial Sale"                                          3
      1.18. "FDA"                                                            4
      1.19. "IND"                                                            4
      1.20. "Joint Inventions"                                               4
      1.21. "Joint Patent Rights"                                            4
      1.22. "Major Market Country"                                           4
      1.23. "NDA"                                                            4
      1.24. "Net Sales"                                                      4
      1.25. "Other Countries"                                                5
      1.26. "Party"                                                          5
      1.27. "Pivotal Trial"                                                  5
      1.28. "Product"                                                        5
      1.29. "Program"                                                        5
      1.30. "Research Management Committee"                                  5
      1.31. "Research Phase"                                                 5
      1.32. "Research Plan"                                                  5
      1.33. "Research Program"                                               5
      1.34. "Research Year"                                                  5
      1.35. "Third Party"                                                    5
      1.36. "Valid Patent Claim"                                             5
      1.37. "Validated Target"                                               6



ARTICLE 2.  SCOPE AND STRUCTURE OF THE COLLABORATION                         6
      2.1.  General                                                          6
      2.2.  Exclusivity.                                                     6
      2.3.  Acknowledgement of BI Collaboration.                             7
      2.4.  Acknowledgment of Allergan Activities                            7

ARTICLE 3.  THE RESEARCH PHASE                                               7
      3.1.  Scope of Research Program                                        7
      3.2.  Research Plan                                                    7
      3.3.  Subcontracts                                                     8
      3.4.  Data                                                             8
      3.5.  Quarterly Reports to the Research Management Committee           8

ARTICLE 4.  TARGET RESEARCH AND VALIDATION                                   8
      4.1.  Testing and Validation of Targets in Allergan Models             8
      4.2.  Transfer of CNSI Technology                                      9
      4.3.  Transfer of Allergan Technology                                  9

ARTICLE 5.  COMPOUND SCREENING AND SELECTION                                 9
      5.1.  Screening to Identify Active Compounds                           9
            5.1.1.  Compounds for Screening                                  9
            5.1.2.  Screening                                               10
            5.1.3.  Identification of Active Compounds                      10
      5.2.  Further Investigation on Active Compounds                       10
      5.3.  Selection of Leads for Preclinical Investigation                10
      5.4.  Selection of Development Compound                               11
      5.5.  Substitution of Development Compound                            11
      5.6.  Designation of Back-Up Compounds                                12
      5.7.  Excluded Compounds                                              12

ARTICLE 6.   THE DEVELOPMENT PHASE                                          13
      6.1.  Conduct of the Development Program.                             13
            6.1.1.  Commencement of the Development Phase                   13
      6.2.  Development of Development Compounds                            13
      6.3.  Public Announcements                                            14

ARTICLE 7.   MANAGEMENT OF THE RESEARCH PROGRAM                             14
      7.1.  Research Management Committee.                                  14
            7.1.1.  Formation and Composition.                              14
            7.1.2.  Research Management Committee Functions and Powers      14
            7.1.3.  Chair                                                   15
            7.1.4.  Minutes and Reports                                     15
            7.1.5.  Information and Results                                 15
      7.2.  General Disagreements                                           15
      7.3.  Availability of Employees.                                      16


      7.4.  Visit of Facilities.                                            16
ARTICLE 8.  LICENSES; MANUFACTURING AND MARKETING RIGHTS                    16
      8.1.  Licenses.                                                       16
            8.1.1.  Grant of Research License                               16
            8.1.2.  Grant of Commercial License                             16
            8.1.3.  Grant of License by Allergan                            16
      8.2.  Reservation of Rights.                                          17
      8.3.  Manufacturing Rights.                                           17
            8.3.1.  Allergan's Right to Manufacture                         17
            8.3.2.  Reservation of Rights                                   17
      8.4.  Marketing and Distribution Rights                               17

ARTICLE 9.  PAYMENTS                                                        18
      9.1.  Funding of the Research Program                                 18
            9.1.1.  Amount of Funding by Allergan                           18
            9.1.2.  Records.                                                18
      9.2.  Funding of the Development Program.                             18
      9.3.  Equity Investments                                              18
      9.4.  Milestones                                                      19
            9.4.1.  Milestone Payments                                      19
            9.4.2.  Loan                                                    20
      9.5.  Royalties on Net Sales.                                         20
            9.5.1.  Royalty Rate.                                           20
      9.6.  Royalty Reports, Exchange Rates.                                20
      9.7.  Audits.                                                         20
      9.8.  Royalty Payment Terms.                                          21
      9.9.  Withholding of Taxes                                            21
      9.10. Exchange Controls.                                              21
      9.11. Interest on Late Payments.                                      22

ARTICLE 10.  INTELLECTUAL PROPERTY RIGHTS                                   22
      10.1. Ownership.                                                      22
            10.1.1. Ownership of Inventions Within the Field.               22
            10.1.2. Cooperation of Employees                                22
      10.2. Provisions Concerning the Filing, Prosecution and Maintenance of
            Technology, Patent Rights and Joint Inventions                  23
            10.2.1. Priority Filings for Inventions                         23
            10.2.2. Foreign Filing Decisions for Inventions                 23
            10.2.3. Prosecution and Maintenance                             23
            10.2.4. Patent Costs                                            24
            10.2.5. Failure to Pay for Joint Inventions                     24
      10.3. Notification of Patent Term Restoration.                        24
      10.4. No Other Technology Rights.                                     25
      10.5. Enforcement of Patent Rights.                                   25


      10.6. Infringement of Third Party Patent Rights                       25
            10.6.1. Joint Strategy                                          25
            10.6.2. Defense                                                 26
            10.6.3. Allergan Payment Credit                                 26

ARTICLE 11.  CONFIDENTIALITY                                                26
      11.1. Nondisclosure Obligations.                                      26
      11.2. Samples.                                                        27
      11.3. Terms of this Agreement.                                        27
      11.4. Publications.                                                   27

ARTICLE 12.  REPRESENTATIONS AND WARRANTIES                                 28
      12.1. Authorization                                                   28
      12.2. CNSI Patent Representations and Warranties                      28
            12.2.1. Patent Rights                                           28
            12.2.2. Litigation                                              29
            12.2.3. Validity and Infringement                               29
            12.2.4. Covenant to Maintain Patents                            29
      12.3. CNSI License Representation and Warranties                      29
            12.3.1. License Agreements                                      29
            12.3.2. Effectiveness, Maintenance                              30
            12.3.3. Exclusivity                                             30

ARTICLE 13.  INDEMNITY                                                      30
      13.1. Allergan Indemnity Obligations.                                 30
      13.2. CNSI Indemnity Obligations.                                     30
      13.3. Procedure.                                                      30
      13.4. Insurance.                                                      31

ARTICLE 14.  TERM AND TERMINATION                                           31
      14.1. The Research Phase                                              31
            14.1.1. Expiration of the Research Phase                        31
            14.1.2. Termination of Research Phase                           31
            14.1.3. Existing Obligations                                    31
      14.2. Expiration or Termination of the Development Phase              31
            14.2.1. Termination of Development Phase                        31
            14.2.2. Existing Obligations                                    32
            14.2.3. Effect of Termination of Development Phase              32
      14.3. Expiration of This Agreement                                    32
      14.4. Termination of This Agreement                                   32
            14.4.1. Material Breach                                         32
            14.4.2. Failure of Allergan to Pay                              32
            14.4.3. Bankruptcy                                              32
            14.4.4. Failure to Select Development Compound                  32
            14.4.5. By Allergan in Part                                     32


            14.4.6. By Allergan in Whole                                    33
      14.5. Effect of Expiration or Termination of This Agreement Generally 33
            14.5.1. Existing Obligations                                    33
            14.5.2. Survival                                                33
      14.6. Effect of Termination by CNSI                                   33
            14.6.1. Termination of Licenses                                 33
            14.6.2. Disposition of Inventory of Products                    33
            14.6.3. Assignment of Trademark                                 33
            14.6.4. Assignment of Regulatory Approvals; Clinical Data       33
      14.7. Effect of Partial Termination                                   34
      14.8. Effect of Termination in Full by Allergan                       34
      14.9. Remedies Other Than Termination                                 34
            14.9.1. Allergan's Right to Offset Royalties and Other Payments 34
            14.9.2. CNSI's Remedies for Allergan's Failure to Use Reasonable
                    Efforts                                                 35

ARTICLE 15.  MISCELLANEOUS                                                  35
      15.1. Force Majeure.                                                  35
      15.2. Assignment.                                                     36
      15.3. Severability.                                                   36
      15.4. Notices.                                                        36
      15.5. Applicable Law.                                                 37
      15.6. Arbitration.                                                    37
      15.7. Entire Agreement.                                               37
      15.8. Headings.                                                       38
      15.9. Independent Contractors.                                        38
      15.10.  Agreement Not to Solicit Employees.                           38
      15.11.  Waiver.                                                       38
      15.12.  Counterparts.                                                 38


Exhibits:

A - CNSI Patent Rights (Section 1.8)
B - Research Plan (Section 1.32)
C - BI Rights (Section 2.3)
D - Excluded Compounds (Section 5.7)
E - Credit Agreement (Section 9.4.2)
F  - Countries for Patent Filings (Section 10.2.3)
G  - Form of Press Release (Section 11.4)
H  - Third Party Licenses (Section 12.3.1)

           COLLABORATIVE RESEARCH, DEVELOPMENT AND MARKETING AGREEMENT


      THIS COLLABORATIVE RESEARCH, DEVELOPMENT AND MARKETING AGREEMENT dated as of November 20, 1996 (the "Agreement") is made between CAMBRIDGE NEUROSCIENCE, INC., a Delaware corporation having its principal place of business at One Kendall Square, Building 700, Cambridge, Massachusetts 02139 U.S.A. ("CNSI"), and VISION PHARMACEUTICALS L.P., a Texas limited partnership having its principal place of business at 2525 Dupont Drive, Irvine, California 92625 U.S.A.
("Allergan").

                                R E C I T A L S

      A. CNSI possesses know-how, expertise and rights to issued United States patents and patent applications with corresponding foreign filed patent applications pertaining to discoveries relating to the identification and development of neuroprotective compounds.

      B. CNSI has research facilities and experienced scientists, research associates and other personnel at its facilities in Cambridge, Massachusetts which enable it to conduct research activities.

      C. Allergan desires to sponsor research by CNSI to identify candidate compounds for use in the Field (as defined below) and to collaborate with CNSI on the worldwide development and commercialization of Products (as defined below) for therapeutic purposes.

      D. Allergan is engaged in the research, development, marketing, manufacturing and distribution of products, particularly in the ophthalmic field, and Allergan has developed certain know-how that may be useful in the development of treatments for neurodegenerative conditions of the eye.

      E. Allergan has research and development facilities and experienced scientists, research associates and other personnel at its facilities in Irvine, California which enable it to conduct research and development activities.

      NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:


                            ARTICLE 1.  DEFINITIONS

      For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below:

      1.1 "Active Compound" shall mean a chemical compound provided by CNSI or Allergan or obtained from a Third Party for screening pursuant to Section 5.1 that demonstrates the requisite activity levels for a Validated Target as determined by the Research Management Committee pursuant to Section 5.1.3, but excluding all Excluded Compounds.

      1.2 "Affiliate" shall mean any corporation or other entity which controls, is controlled by, or is under common control with a Party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

      1.3 "Allergan Compounds" shall mean a chemical compound owned or controlled by Allergan that is provided to CNSI in accordance with this Agreement or the Research Plan.

      1.4 "Allergan Patents" shall mean to the extent useful in the Program all foreign and domestic: (a) patents issued or existing as of the Effective Date; and (b) patents issuing from patent applications that are pending as of the Effective Date (including provisionals, divisionals, continuations and continuations-in-part of such applications); (c) patent applications filed after the Effective Date and patents issuing therefrom (including originals, provisionals, divisionals, continuations and continuations-in-part of such applications); and (d) substitutions, extensions, reissues, renewals and inventors certificates relating to the foregoing patents, which Allergan owns, controls or to which Allergan has a license (with the right to sublicense).

      1.5 "Allergan Technology" shall mean any and all technology owned or licensed to Allergan that is necessary for the discovery and development of a Development Compound including but not limited to assays used in accordance with the Research Plan for the purpose of conducting assay development activities.

      1.6 "Availability Period" shall mean the period during which a Collaboration Compound is available for selection as a Development Compound as described in Section 5.3.

      1.7 "CNSI Compounds" shall mean all chemical compounds (excluding proteins and peptides) owned or controlled by CNSI.

      1.8 "CNSI Patent Rights" shall mean all rights useful in the Field that have not been licensed to a Third Party as of the Effective Date under present and future, foreign and domestic, patents, patent applications, patent extensions, certificates of invention and applications for certificates of invention, together with any originals, provisionals, divisionals, continuations or continuations-in-part owned by, or licensed to CNSI, with the right to sublicense. CNSI Patent Rights as of the Effective Date, and all licenses relating to such CNSI Patent Rights are listed in Exhibit A hereto. CNSI agrees to provide Allergan with updates to Exhibit A at least semi-annually.

      1.9 "CNSI Technology" shall mean all present and future inventions, trade secrets, copyrights, data, regulatory submissions or other intellectual property of any kind useful in the Field (including any proprietary biological materials, compounds or reagents) and all confidential technical information in the possession of CNSI as of the Effective Date and during the term of this Agreement necessary or useful for the discovery, development, manufacture, use or sale of a Development Compound or its corresponding Product but excluding (i) any such technology licensed to Boehringer Ingelheim International GmbH ("BI") pursuant to the License Agreement between CNSI and BI dated as of March 21, 1995 (the "BI License"), as further described in Section 2.3 hereof and (ii) CNSI Patent Rights.

      1.10 "Collaboration Compound" shall mean an Active Compound selected by Allergan pursuant to Section 5.3 for evaluation in Allergan and CNSI assays under the supervision of the Research Management Committee.

      1.11 "Development Compound" shall mean a Collaboration Compound designated by Allergan as a Development Compound pursuant to Article 5 hereof.

      1.12 "Development Phase" shall mean the phase of the Program during which compounds designated by Allergan as Development Compounds are further developed and prepared for commercialization. The Development Phase may commence during the Research Phase. The Development Phase is more fully described in Article 6 hereof and the term of the Development Phase is set forth in Article 14 hereof.

      1.13 "Effective Date" shall mean the date first set forth above.

      1.14 "Excluded Compound" shall have the meaning set forth in Section 5.7 hereof.

      1.15 "Europe" shall mean Austria, Belgium, Switzerland and Liechtenstein, Germany, Denmark, Spain, France, the United Kingdom, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Sweden and any other State which is a Contracting State of both the European Patent Convention and of the Patent Cooperation Treaty.

      1.16 "Field" shall mean research, development and commercialization activities with respect to compounds which block one or more than one subclass of the glutamate-activated ion channels, including NMDA channels, and/or one or more than one subclass of sodium channels, for the treatment of ophthalmic diseases and disorders.

      1.17 "First Commercial Sale" of any Product shall mean the first sale for use or consumption by the general public of such Product in a country after required regulatory marketing and pricing approval has been granted by the governing health authority of such country.

      1.18 "FDA" shall mean the United States Food and Drug Administration.

      1.19 "IND" shall mean an investigational new drug application filed with the FDA prior to beginning clinical trials in humans or any comparable application filed with the regulatory authorities of a country other than the United States prior to beginning clinical trials in humans in that country.

      1.20 "Joint Inventions" shall have the meaning set forth in Section
10.1.1.

      1.21 "Joint Patent Rights" shall mean all foreign and domestic patents, patent applications, patent extensions, certificates of invention, together with any divisions, continuations or continuations-in-part covering Joint Inventions.

      1.22 "Major Market Country" shall mean any one or all of the United States, the United Kingdom, Germany, France, Italy and Japan.

      1.23 "NDA" shall mean a new drug application filed with the FDA after completion of human clinical trials to obtain marketing approval for a Product in the United States or any comparable application filed with the regulatory authorities of a country other than the United States to obtain marketing approval for a Product in that country.

      1.24 "Net Sales" with respect to any Product shall mean the invoiced sales of all such Product billed to independent customers by Allergan, its Affiliates or its sublicensees, less the following items as applicable to such Product: (a) credits or allowances granted upon returns, rejections or recalls; (b) freight, shipping and insurance costs; (c) quantity and other trade discounts, credits or allowances actually allowed and taken; (d) customs duties, taxes and surcharges and other governmental charges incurred in connection with exportation or importation; and (e) government mandated rebates. The transfer of any Product by Allergan or one of its Affiliates to another Affiliate of Allergan shall not be considered a sale; in such cases, Net Sales shall be determined based on the invoiced sales price by the Affiliate to its customer, less the deductions allowed under this Section.

            In the event Allergan transfers Products for consideration, in whole or in part, other than cash, the Net Sales price for such Products shall be deemed to be the weighted average Net Sales cash price then being invoiced by the seller in arms-length transactions with similar customers. In no event shall Net Sales be deemed to occur in the case of transfers of reasonable quantities of samples or clinical research supplies or similar transfers.

            Allergan or its Affiliates shall be deemed to have sold a "Bundled Product" if the Products are sold by Allergan or its Affiliates in combination with other products or services for a single price. Net Sales of such Bundled Product shall be calculated by multiplying the standard invoice price for the Bundled Product by a fraction, the numerator of which shall be the product of the number of units of the Products sold in the Bundled

Product multiplied by the standard invoice price per unit of the Products, and the denominator of which shall be the sum, for all products (including Products) or services included in the Bundled Product, of the products of the number of units sold for each product or service in the Bundled Product multiplied by the standard invoice price per unit for each such product or service.

      1.25 "Other Countries" shall mean countries of the world other than the Major Market Countries.

      1.26 "Party" shall mean CNSI or Allergan.

      1.27 "Pivotal Trial" shall mean the first Phase III clinical trial designedto obtain evidence of efficacy necessary for approval by a regulatory authority.

      1.28 "Product" shall mean any therapeutic composition incorporating a Development Compound or Back-Up Compound approved for marketing in the Field in any country of the world.

      1.29 "Program" shall mean the collaboration by CNSI and Allergan contemplated by this Agreement.

      1.30 "Research Management Committee" shall mean the joint committee composed of representatives of CNSI and Allergan described in Article 7 hereof.

      1.31 "Research Phase" shall mean the first stage of the Program commencing on the Effective Date, during which targets will be identified and validated, and candidates for Development Compounds will be identified and characterized. The Research Phase is more fully described in Article 3 hereof and the term of the Research Phase is set forth in Article 14 hereof.

      1.32 "Research Plan" shall mean the plan for conducting the research under the Program, as amended from time to time by the Research Management Committee, which plan, including all amendments, shall be attached to this Agreement as Exhibit B.

      1.33 "Research Program" shall mean the research program described generally in the Research Plan, as in effect from time to time, as revised from time to time as provided in this Agreement.

      1.34 "Research Year" shall mean each twelve-month period during the Research Phase with the first Research Year beginning on the first day of the month following the Effective Date.

      1.35 "Third Party" shall mean any entity other than CNSI or Allergan and their respective Affiliates.

      1.36 "Valid Patent Claim" shall mean with respect to a Product either (a) a claim of an issued and unexpired patent included within the CNSI Patent Rights or Joint Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent application included within the CNSI Patent Rights or Joint Patent Rights, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application. For purposes of clause (b) above, any application which has been filed for more than five (5) years without issuance shall no longer be deemed pending.

      1.37 "Validated Target" shall mean any one or more of the following: (i) NMDA channels, (ii) sodium channels, and/or (iii) both NMDA and sodium channels, if so designated by the Research Management Committee pursuant to Section 4.1, or other glutamate-activated channels that the Research Management Committee determines from time to time.


             ARTICLE 2.  SCOPE AND STRUCTURE OF THE COLLABORATION

      2.1 General. CNSI and Allergan wish to establish a collaborative alliance to discover, develop and market compounds for the treatment of ophthalmic diseases. The collaboration will include a Research Phase, a Development Phase and commercialization of Products. The Research Phase will have an initial term of three years, unless terminated earlier pursuant to Section 14.1.2. Allergan will make an equity investment in CNSI pursuant to a Stock Purchase Agreement executed on even date herewith. Allergan will make research and drug discovery funding payments to CNSI during the Research Phase and will be responsible for worldwide development costs during the Development Phase. Allergan shall also pay CNSI milestone payments and royalties. During the course of this collaboration, CNSI and Allergan shall communicate regularly and shall assume different rights and responsibilities for the discovery, development and commercialization of Products based on the phase of development and commercialization, all as described more specifically herein.

      2.2 Exclusivity. During the term of this Agreement, CNSI agrees not to engage in any activity in the Field, on its own behalf or for the benefit of any Third Party, except as provided under this Agreement. CNSI also agrees not to develop internally or with or through any Third Party or license to any Third Party for use outside the Field any Collaboration Compound, Development Compound or Back-Up Compound. Subject to the foregoing, Allergan acknowledges that CNSI is free to engage in activities outside the Field on its own behalf and for the benefit of Third Parties, and that Excluded Compounds may not be available for designation as a Collaboration Compound, Development Compound or Back-Up Compound under this Agreement. Allergan agrees that, except as set forth in

   Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

Section 2.4, it will not engage in any activities in the Field with or on behalf of any Third Party during the Research Phase except as provided in this Agreement.

      2.3 Acknowledgement of BI Collaboration. Allergan understands that CNSI is currently developing NMDA ion-channel blockers, including CERESTAT(R), aptiganel hydrochloride, for the treatment of brain and spinal cord ischemia (including but not limited to stroke and traumatic brain injury) as part of CNSI's collaboration with BI. In connection with such collaboration and pursuant to the BI License, CNSI has granted BI certain rights with respect to certain compounds and intellectual property. Allergan hereby acknowledges that CNSI is not free to, and will not, disclose to Allergan any confidential information (as such term is defined under the BI License). CNSI represents and warrants to Allergan that (i)
******************************************************************************
******************************************************************************
************************************************************, (ii) ************
******************************************************************************
*************** and (iii) ***************************************
******************************************************************************
*****************************************.

      2.4 Acknowledgment of Allergan Activities. Notwithstanding Section 2.2 above, CNSI understands and acknowledges that Allergan is currently developing *********** and ****************, brimonidine and other alpha-2 agonists, and nitric oxide related compounds. Nothing in this Agreement shall (i) prohibit or restrict Allergan from continuing research and development activities, and commercializing, itself or with or through Third Parties, brimonidine and other alpha-2 agonists, and *********** and ***************, or (ii) grant any rights or interest to CNSI in brimonidine and other alpha-2 agonists or *********** and ****************. Moreover, in view of Allergan's prior development of *********** and ****************, neither ***********, any ****************, or brimonidine and other alpha-2 agonists shall in any event be considered an Active Compound.


                       ARTICLE 3.  THE RESEARCH PHASE

      3.1 Scope of Research Program. The Parties hereby agree to establish and conduct, during the Research Phase, a collaborative research program in the Field. The initial Research Plan for conducting such research program is attached hereto as Exhibit B. The Parties will collaborate in identifying and validating targets, developing and using screens based on such targets to identify, discover and/or synthesize Active Compounds, and performing such preclinical studies as are necessary in order for Allergan to select Collaboration Compounds for further testing and Development Compounds for clinical development into pharmaceutical products. The Research Program shall be conducted by CNSI and Allergan in good scientific manner, and in compliance with all applicable good laboratory practices and applicable legal requirements.

      3.2 Research Plan. The Research Program shall be conducted under the Research Plan that describes the work to be pursued by CNSI and Allergan during the Research Phase. The Research Plan will be updated and approved by the Research Management Committee no later than sixty (60) days prior to the start of each Research Year. The Research Plan in effect at any time may not be amended except as agreed in writing by the Research Management Committee. If at any time during the Research Year either Party determines that a change to the Research Plan would benefit the Research Program, such Party shall prepare and submit to the Research Management Committee a written proposal detailing its proposed changes to the Research Plan. At its next meeting, the Research Management Committee shall consider any such proposal. CNSI and Allergan will perform the activities of the Research Program in accordance with the Research Plan.

      3.3 Subcontracts. Subject to the provisions of Section 11.1 hereof, each of CNSI and Allergan may subcontract portions of the Research Program to be performed by it in the normal course of its business to Third Parties without the prior consent of the Research Management Committee; provided, however, that CNSI or Allergan shall require such Third Parties to enter into appropriate confidentiality agreements unless such subcontracting would not require the transfer of confidential Information (as defined in Article 11 hereof) to the Third Party.

      3.4 Data. CNSI and Allergan shall maintain records in sufficient detail and in good scientific manner appropriate for patent purposes and as will properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required to be maintained under any applicable governmental regulations). Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Research Program. Each Party shall provide the other Party the right to inspect such records, and shall provide copies of all requested records, to the extent reasonably required for the performance of each Party's obligations under this Agreement; provided, however, that each Party shall maintain such records and the information of the other Party contained therein in confidence in accordance with Article 11 below and shall not use such records or information of the other Party except to the extent otherwise permitted by this Agreement.

      3.5 Quarterly Reports to the Research Management Committee. Within thirty
(30) days following the end of each quarter of each Research Year, each Party shall provide to the members of the Research Management Committee a written report, in a format to be designed by the Research Management Committee, which shall summarize in reasonable detail the work it has performed under the Research Plan during the preceding quarter.


                  ARTICLE 4.  TARGET RESEARCH AND VALIDATION

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

      4.1 Testing and Validation of Targets in Allergan Models. Promptly after the date hereof, CNSI shall provide to the Research Management Committee a list of CNSI Compounds that represent lead structures with varying specificities for blocking (i) NMDA channels, (ii) sodium channels, and (iii) both NMDA and sodium channels. Such list shall provide the structures and properties of such CNSI Compounds. In addition, CNSI will provide to the Research Management Committee any results of CNSI's prior screening of such CNSI Compounds in CNSI's neuroprotective assays. The Research Management Committee shall select a reasonable number of such compounds in each category to test in CNSI's neuroprotective assays and Allergan's **************** models. To the extent it has not already done so, CNSI shall test such compounds in its neuroprotective models. CNSI shall provide Allergan with at least ********************************** of each such selected compound based on activity levels supporting dosing of **********************************
***********************************************, solely for the purpose of testing hereunder. Allergan shall test such compounds in Allergan's ocular neuroprotection models in accordance with the Research Plan, to evaluate such compounds for both general neuroprotection and specific retinal and optic nerve protection. CNSI and Allergan shall report the results of such research promptly to the Research Management Committee. The Research Management Committee shall determine whether compounds which block (i) NMDA channels, (ii) sodium channels, and/or (iii) both NMDA and sodium channels can provide a therapeutic benefit in slowing or preventing ocular neurodegeneration. If the Research Management Committee so determines, such channel or channels shall be deemed a Validated Target. From time to time, the Research Management Committee may designate additional Validated Targets for use within the Field.

      4.2 Transfer of CNSI Technology. Commencing promptly after the Effective Date, and from time to time thereafter, CNSI will disclose to Allergan such of the CNSI Patent Rights and CNSI Technology as is reasonably necessary to enable Allergan to perform the research hereunder in accordance with the Research Plan. During the term of the Agreement, CNSI will provide Allergan with reasonable technical assistance relating to the use of such CNSI Technology and the practice of such CNSI Patent Rights in the Field, solely to the extent permitted under the licenses granted to Allergan herein.

      4.3 Transfer of Allergan Technology. Commencing promptly after the Effective Date, Allergan shall disclose to CNSI such of the Allergan Technology and Allergan Patents as is reasonably necessary to enable CNSI to perform the research hereunder in accordance with the Research Plan. During the Research Phase, Allergan will provide CNSI with reasonable technical assistance relating to the use of such Allergan Technology and the practice of the Allergan Patents in the Field, solely to the extent permitted under the licenses granted to CNSI herein.


                 ARTICLE 5.  COMPOUND SCREENING AND SELECTION

      5.1  Screening to Identify Active Compounds.

            5.1.1 Compounds for Screening. During the Research Phase, CNSI will make all CNSI Compounds (but excluding the Excluded Compounds) available for screening as selected by the Research Management Committee, along with the structures and properties of such CNSI Compounds. In addition, pursuant to the Research Plan, CNSI will synthesize additional compounds with expected activity for the Validated Target(s). The Research Management Committee may also select for screening appropriate Allergan Compounds reasonably proposed for screening by Allergan. In addition, the Research Management Committee may agree to obtain from Third Parties rights to screen compounds owned or controlled by such Third Parties; provided, however, that if there would be any amounts payable to any such Third Party for screening such compounds or making, using or selling products containing such compounds, no such Third Party compounds will be screened without the consent of both Parties.

            5.1.2 Screening. CNSI and Allergan shall use reasonable efforts to conduct the screening in the appropriate assays of all compounds selected for screening under Section 5.1.1, in accordance with the Research Plan. The primary goal of the screening is to determine the activity of such selected compounds to identify Active Compounds. If so directed by the Research Management Committee, the Parties shall also use reasonable efforts to obtain additional data from screening of compounds relating to toxicity and/or safety and target specificity of compounds. In addition to the foregoing, CNSI has already screened numerous compounds in its neuroprotective assays and identified certain CNSI Compounds as active in such assays. CNSI will provide the Research Management Committee with the results of such screening which have not previously been provided.

            5.1.3 Identification of Active Compounds. Promptly after completing the screening of a batch of compounds under this Section 5.1 in the appropriate assays, the Parties will provide to the Research Management Committee the results of such screening. The Research Management Committee will review such results promptly after receipt and will determine which of the screened compounds meet the requirements established by the Research Management Committee for identification as Active Compounds. Upon identifying Active Compounds, the Research Management Committee shall add such compounds to the list of all Active Compounds, which shall be maintained by the Research Management Committee, and shall forward the updated list to each Party.

      5.2 Further Investigation on Active Compounds. From time to time as appropriate during the Research Phase, with the goal of promptly identifying certain Active Compounds for designation as Collaboration Compounds, the Research Management Committee will select specific Active Compounds that appear the most promising in the Field for testing in Allergan's ocular disease models and/or in such other tests or investigations as the Research Management Committee deems appropriate. Promptly after such selection, Allergan will conduct such ocular disease model or other appropriate testing required by the Research Management Committee on the selected Active Compounds. CNSI shall assist the Research Management Committee in making such determination, at its request, by performing further assays on selected Active Compounds, as provided in the Research Plan. Allergan and CNSI

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

shall promptly provide to the Research Management Committee the results of all work either Party performs pursuant to this Section 5.2.

      5.3 Selection of Leads for Preclinical Investigation. For each Validated Target, Allergan shall select and the Research Management Committee shall approve and prioritize up to *********** Active Compounds with activity against such Validated Target that are most promising for preclinical investigation by Allergan. At the time of such approval of selected compounds, such compounds shall be designated as "Collaboration Compounds," provided that such compounds are not Excluded Compounds. From time to time thereafter Allergan may designate additional Active Compounds as Collaboration Compounds, or remove such designation from previously designated Active Compounds, so long as the total number of such Collaboration Compounds with respect to a particular Validated Target shall not exceed *********** at any time. At the request of the Research Management Committee, pursuant to the Research Plan, CNSI shall conduct medicinal chemistry to optimize lead compounds. Allergan shall use reasonable efforts to conduct, at its expense, all preclinical testing and investigations necessary for Allergan to select appropriate Collaboration Compounds as Development Compounds for further development. Such further development may include, at Allergan's reasonable discretion, GLP Tox studies, formulation and process development, animal testing and other preclinical pharmaceutical development necessary to prepare and file an IND. CNSI will be responsible for providing the supply of all Active Compounds and Collaboration Compounds necessary to screen such compounds for preclinical development under Sections
5.2 and 5.3, prior to designation as a Development Compound but not more than *********. If more material is required, the Research Management Committee shall determine the process to obtain such material and such additional material will be obtained at Allergan's expense. Allergan shall provide promptly to the Research Management Committee the results of all work it performs pursuant to this Section 5.3. Allergan shall use reasonable efforts to conduct such investigations in order to select a Development Compound as soon as practicable. From the date upon which each Collaboration Compound is designated hereunder until the date that is *********** months following such date of designation (the "Availability Period"), CNSI will not grant any license or other rights to a Third Party (including BI, except as set forth on Exhibit D) under its interest in the Collaboration Compound. However, such Availability Period may be extended with respect to a particular Collaboration Compound by an amount of time equivalent to the amount of time in excess of one month that was required by Allergan to obtain supply of such Collaboration Compound as necessary for Allergan to conduct testing hereunder.

      5.4 Selection of Development Compound. With respect to each Validated Target, Allergan shall have the right to select, by written notice to CNSI and the Research Management Committee, a Collaboration Compound or Active Compound as a Development Compound for clinical development. Allergan shall also designate the Back-Up Compounds with respect to such specified Development Compound, as provided in Section 5.6. Allergan shall use commercially reasonable efforts to select a Development Compound active with respect to each Validated Target prior to the end of the Research Phase. Such commercial reasonableness shall include consideration of all Program activities being conducted by Allergan hereunder.

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

      5.5 Substitution of Development Compound. In the event that, during the term of the Agreement, Allergan determines, based on its good faith and commercially reasonable judgment, that neither a Development Compound designated under Section 5.4 nor any of its Back-Up Compounds can be demonstrated with reasonable effort and expense to be safe and effective in the Field, then Allergan may give CNSI written notice that it elects to relinquish all rights to such Development Compound and Back-Up Compounds. Upon such notice, all such compounds shall lose their designation as Development Compounds and Back-Up Compounds. Promptly after such notice, but in any event prior to the end of the term of the Agreement, Allergan may select from the Active Compounds or Collaboration Compounds, by giving written notice to CNSI and the Research Management Committee, a substitute Development Compound and Back-Up Compounds for such Development Compound; provided, however, that Allergan may not select as such Development Compound or Back-Up Compounds any Excluded Compound.

      5.6 Designation of Back-Up Compounds. Promptly after Allergan designates a Development Compound as provided in Section 5.4 or 5.5, Allergan shall designate in writing to the Research Management Committee a set of up to ******** Active Compounds (but excluding any Excluded Compound) that are isomers, analogs or homologs of such Development Compound to be the designated back-up compounds thereto ("Back-Up Compounds"). The Research Management Committee shall review such designation to assure, using reasonable discretion, that such designated compounds are isomers, analogs or homologs of the designated Development Compound. From time to time during the term of the Agreement, Allergan may substitute, for an existing Back-Up Compound within such set, a different Active Compound (but excluding any Excluded Compounds) that is an isomer, analog or homolog of the relevant Development Compound. Allergan may make ********* such substitutions with respect to a particular set of Back-Up Compounds.

      5.7 Excluded Compounds. An "Excluded Compound" shall be any CNSI Compound that meets one of the following criteria:

            (a) the compound is listed on Exhibit D attached hereto as of the Effective Date;

            (b) the compound is selected by a corporate partner of CNSI as a lead candidate for preclinical and clinical development, prior to selection by Allergan of such compound as a Collaboration Compound, Development Compound or Back-Up Compound, and based on such selection the corporate partner makes, in connection with such selection, a significant economic payment to CNSI and commits to use diligence in such efforts, at least comparable to the economic and diligence commitments of Allergan hereunder when Allergan selects a Collaboration Compound, Development Compound or Back-Up Compound;

            (c) the compound is a member of a set of up to ********* compounds that are isomers, analogs or homologs of a compound that meets the criteria of subsection (b)

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

above, which set of compounds are designated by the relevant corporate partner as back-up compounds to such compound selected as provided in subsection (b);

            (d) the compound is selected by CNSI or an Affiliate as a lead candidate for preclinical and clinical development, prior to selection by Allergan of such compound as a Collaboration Compound, Development Compound or Back-Up Compound, and CNSI commits and continues to expend a significant amount of resources on the diligent preclinical and clinical development and commercialization of such compound; or

            (e) the compound is a member of a set of up to ********* compounds that are isomers, analogs or homologs of a compound that meets the criteria of subsection (d) above, which set of compounds are designated by CNSI or its Affiliate as back-up compounds to such compound selected by CNSI or its Affiliate as provided under subsection (d).

            For purposes of Section 5.7(b) above, "selection as a lead candidate" by a corporate partner of CNSI shall be deemed to have occurred if such corporate partner of CNSI designates or reserves a compound under circumstances comparable to those for designating or reserving compounds as a Collaboration Compound, Development Compound, or Back-Up Compound under this Agreement.

            CNSI shall provide notice to the Research Management Committee and Allergan with respect to each Active Compound designated as an Excluded Compound within five (5) business days of such designation. Such compound shall be considered an Excluded Compound upon receipt of written notice by Allergan from CNSI delivered in accordance with Section 15.4. Such notice shall include a (i) description of such compound, (ii) whether such compound was selected by a Third Party pursuant to subsection (b) or (c) above, or whether CNSI has selected such compound pursuant to subsection (d) or (e) above, (iii) the length of time such compound will be subject to restriction, and (iv) a representation by CNSI that the economic and diligence commitments required of such Third Party, or CNSI, pursuant to this Section 5.7 with respect to such compound have been fulfilled.

            Allergan agrees that CNSI shall be free to disclose to Third Parties who are potential or actual corporate partners of CNSI information concerning Collaboration Compounds, Development Compounds and Back-Up Compounds comparable to the information which CNSI is obligated to disclose to Allergan regarding compounds selected by Third Party corporate partners of CNSI as set forth in the immediately preceding paragraph of this Section 5.7.


                      ARTICLE 6.   THE DEVELOPMENT PHASE

      6.1  Conduct of the Development Program.

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

            6.1.1 Commencement of the Development Phase. Allergan shall designate Collaboration Compounds or Active Compounds as Development Compounds in its sole discretion. The Development Phase for each compound shall begin immediately upon the designation by Allergan of such compound as a Development Compound.

      6.2 Development of Development Compounds. Allergan shall have the sole responsibility for conducting clinical development of Development Compounds and/or BackUp Compounds, with the goal of obtaining approval of a Product containing a Development Compound or Back-Up Compound. Allergan will use its reasonable efforts to develop each Development Compound and its corresponding Products for sale in the Major Market Countries. Once every *********** months, Allergan shall provide CNSI a written report summarizing the results and progress of Allergan's efforts on the Development Compounds and Back-Up Compounds, including preclinical investigations and clinical trials. In addition, at least every ******* months Allergan will meet with CNSI to discuss such results and efforts, and shall give reasonable consideration to any comments or suggestions from CNSI.

      6.3 Public Announcements. Allergan will provide CNSI with twenty-four (24) hours prior notice of any public announcement by Allergan regarding the Development Program.


               ARTICLE 7.   MANAGEMENT OF THE RESEARCH PROGRAM

      7.1   Research Management Committee.

            7.1.1 Formation and Composition. A joint committee comprised of two
(2) named representatives of each of Allergan and of CNSI, (the "Research Management Committee") shall be appointed promptly after the date hereof and shall meet as needed, but not less than once each quarter during each Research Year. Such meetings shall be at such times agreed to by CNSI and Allergan, at such locations or in such other form (e.g. telephone or video conference) as the members of the Research Management Committee shall agree.

            7.1.2 Research Management Committee Functions and Powers. The Research Management Committee shall be responsible for the management of the Research Program. The principal functions of the Research Management Committee will be to (i) determine and revise the specific goals for the Research Program,
(ii) discuss the Research Program and set priorities thereunder, (iii) prepare and approve the Research Plan in accordance with Section 3.2, (iv) manage the ongoing research and preclinical investigations conducted under the Research Program, (v) monitor the progress and results of such investigations, (vi) determine whether targets should be considered Validated Targets in accordance with Section 4.1, (vii) consider and make any necessary or desirable amendments to the Research Plan, (viii) determine which compounds should be profiled during the next quarter of each Research Year, (ix) determine which screened compounds meet the requirements for Active Compounds, (x) determine the availability of Collaboration

Compounds, and (xi) maintain a list of Active Compounds, Excluded Compounds and Collaboration Compounds. A Party may change one or more of its representatives to the Research Management Committee at any time. Members of the Research Management Committee may be represented at any meeting by another member of the Research Management Committee, or by a deputy. Either Party may permit additional employees and consultants to attend and participate (on a non-voting basis) in the Research Management Committee meetings, subject to the confidentiality provisions of Article 11. Any approval, determination or other action agreed to by all of the members of the Research Management Committee or their deputies present at the relevant Research Management Committee meeting shall be the approval, determination or other action of the Research Management Committee, provided that at least one representative of each Party is present at such meeting.

            7.1.3 Chair. The Research Management Committee shall initially be chaired by an Allergan representative to the committee. The Allergan representative shall serve as the Chair of the Research Management Committee through the end of the first Research Year. CNSI shall then have the right to appoint one of its representatives to serve as the Chair of the Research Management Committee through the end of the second Research Year. An Allergan representative shall serve as the Chair of the Research Management Committee through the end of the third Research Year.

            7.1.4 Minutes and Reports. The Research Management Committee shall be responsible for keeping accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. The minutes of each meeting will include a list of all Collaboration Compounds and the dates upon which the Availability Period for each such compound expires. Within thirty (30) days of each meeting, the Chair shall provide the Parties with minutes of such meeting and a written report describing in reasonable detail, the status of the Research Program, a summary of the work and progress to date, any issues requiring resolution and any proposed decisions and actions taken to all members of the Research Management Committee. All records of the Research Management Committee shall be available to both Parties.

            7.1.5 Information and Results. Except as otherwise provided, the Parties will make available and disclose to one another all results of the work conducted pursuant to the Research Program prior to and in preparation for Research Management Committee meetings, in the form and format to be designated by the Research Management Committee.

      7.2 General Disagreements. All disagreements within the Research Management Committee shall be subject to the following:

            (a) The representatives to the Committee will negotiate in good faith for a period of not more than sixty (60) days to attempt to resolve the dispute;

            (b) If the representatives of the Committee are unable to resolve the dispute in accordance with subsection (a) above, then they shall promptly present the disagreement to the Corporate Vice President of Science and Technology of Allergan and the Chief Scientific Officer of CNSI;

            (c) Promptly thereafter, such executives shall discuss each Party's view and explain the basis for such disagreement; and

            (d) If such executives cannot promptly resolve such disagreement within sixty (60) days after such issue has been referred to them, then such disputes shall be referred to arbitration as described in Section 15.6.

      7.3 Availability of Employees. Each Party agrees to make its employees and nonemployee consultants reasonably available at their respective places of employment to consult with the other Party on issues arising during the Research Phase or the Development Phase and in connection with any request from any regulatory agency, including regulatory, scientific, technical and clinical testing issues.

      7.4 Visit of Facilities. Representatives of each Party may, upon reasonable notice and at times reasonably acceptable to the other Party, visit the other Party's facilities where the Research Program is being conducted, and consult informally, during such visits and by telephone, with the other Party's personnel performing work on the Research Program.


          ARTICLE 8.  LICENSES; MANUFACTURING AND MARKETING RIGHTS

      8.1 Licenses.

            8.1.1 Grant of Research License. CNSI hereby agrees to grant to Allergan the worldwide exclusive right and license in the Field under the CNSI Patent Rights, CNSI Technology, CNSI Inventions and CNSI's interest in Joint Patent Rights and Joint Inventions to the extent necessary or useful to carry out Allergan's research and development responsibilities under the Program in accordance with this Agreement, subject to Section 8.2 and Article 11 below. With respect to each Collaboration Compound or Active Compound selected as a Development Compound or Back-Up Compound by Allergan, the right and license granted pursuant to this Section shall continue and be supplemented by the license granted pursuant to Section 8.1.2 below for such compound.

            8.1.2 Grant of Commercial License. Upon designation of any Collaboration Compound or Active Compound as a Development Compound or Back-Up Compound by Allergan and payment to CNSI of the milestone payment due, if any, upon such designation under Section 9.4 below, CNSI hereby grants to Allergan, under the CNSI Patent Rights, CNSI Technology, CNSI Inventions and CNSI's interest in Joint Patent Rights and Joint Inventions, subject to Section 8.2 below, the worldwide exclusive right and license (with the right to sublicense) in the Field to: (i) use each Development Compound and Back-Up Compound and its corresponding Products; (ii) distribute for sale and sell each Development Compound and Back-Up Compound and its corresponding Products; and (iii) subject to

Section 8.3.2, make or have made each Development Compound and Back-Up Compound for use in Products. Allergan shall notify CNSI of any sublicense of the rights granted herein to a non-Affiliate of Allergan within thirty (30) days of entering into such sublicense.

            8.1.3 Grant of License by Allergan. Allergan hereby grants CNSI the non-exclusive, royalty-free right and license to use Allergan Compounds, Allergan Technology, and Allergan's interest in Joint Patent Rights and Joint Inventions solely for research purposes in accordance with this Agreement and the Research Plan, subject to Article 11 hereof.

      8.2 Reservation of Rights. Notwithstanding the grant of any licenses pursuant to Section 8.1 above, CNSI at all times reserves the rights under the CNSI Patent Rights, CNSI Technology, CNSI Inventions and CNSI's interest in Joint Patent Rights and Joint Inventions to (i) use each Collaboration Compound, Development Compound and Back-Up Compound and its corresponding Products for CNSI's research uses only in accordance with this Agreement, and (ii) to make and have made each Collaboration Compound, Development Compound and Back-Up Compound and its corresponding Products in accordance with Section 8.3 below. Notwithstanding the foregoing, CNSI shall not perform research activities on Development Compounds, Back-Up Compounds, or Products without prior written approval by Allergan, such approval not to be unreasonably withheld. CNSI shall promptly provide Allergan with copies of all data and information resulting from CNSI's research activities on Collaboration Compounds, Development Compounds, Back-Up Compounds and Products.

      8.3 Manufacturing Rights.

            8.3.1 Allergan's Right to Manufacture. Except as set forth in Sections 4.1 and 5.3, Allergan shall be responsible for the manufacture of each Development Compound or Back-Up Compound and its corresponding Products at the required quality and in quantities sufficient to conduct the Research Program, the Development Program and for commercial sale. Allergan shall also be responsible for providing all documentation regarding the manufacture of such Development Compound and Back-Up Compound and such Products for commercial sale needed to register the Products and arranging for preapproval inspections.

            8.3.2 Reservation of Rights. Notwithstanding the rights granted to Allergan under Section 8.3, CNSI at all times reserves the right under the CNSI Patent Rights, CNSI Technology, CNSI Inventions and CNSI's interest in Joint Patent Rights and Joint Inventions to make and use reasonable quantities of each Collaboration Compound, Development Compound and Back-Up Compound and its corresponding Products for its own research purposes only in accordance with the Research Plan and subject to the approval and reporting requirements set forth in Section 8.2.

      8.4 Marketing and Distribution Rights. Except as otherwise set forth herein, upon the grant of a license pursuant to Section 8.1.2 hereof, Allergan shall have the exclusive right to market and distribute for sale and sell the relevant Development Compound or BackUp Compound and its corresponding Products worldwide. Allergan agrees, at its own expense, to use reasonable efforts to market the Products in all the Major Market Countries and those Other Countries in which Allergan markets other Allergan products with similar commercial potential.


                             ARTICLE 9.  PAYMENTS

      9.1 Funding of the Research Program.

            9.1.1 Amount of Funding by Allergan. In consideration of CNSI's performance of its obligations under the Research Program, Allergan will pay CNSI One Million Dollars ($1,000,000) in the first Research Year and in no event less than One Million Dollars ($1,000,000) for each Research Year thereafter, as supported by a Research Plan and budget. The amounts payable for each Research Year shall be paid by certified or bank check or wire transfer in United States dollars in four equal payments paid quarterly by the tenth (10th) business day of each calendar quarter, pro-rated as necessary for the first and last quarter (each such payment referred to as a "Research Funding Payment"). The first Research Funding Payment shall be paid within ten (10) days of the Effective Date. Research Funding Payments shall not be credited against equity, milestone or royalty payments due CNSI under Sections 9.3 through 9.5 below.

            9.1.2 Records. CNSI shall keep complete and accurate records of its expenditures of Research Funding Payments received by it, which records CNSI shall retain for two (2) years after the end of the Research Year in which the Research Funding Payment was made. Allergan shall have the right at its own expense during the term of this Agreement and during the subsequent two-year period to appoint an independent certified public accountant reasonably acceptable to CNSI to inspect said records, which acceptance shall not be unreasonably withheld or delayed. Upon reasonable written notice from Allergan, CNSI shall make its records available during normal business hours for inspection by the independent certified public accountant at the place or places where such records are customarily kept, to the extent reasonably necessary to verify the accuracy of the expenditures. The right of inspection shall not be exercised more than once in any calendar year and not more than once with respect to records covering any specific period of time. Allergan agrees to hold in strict confidence all information concerning such expenditures and all information learned in the course of any audit or inspection, except to the extent necessary for Allergan to enforce any rights it may have pursuant to this Agreement or if disclosure is required by law. The failure of Allergan to request verification of any expenditures during the two (2) year period CNSI is required to retain the records for any Research Year shall be considered acceptance of the accuracy of CNSI's reports concerning such expenditures.

      9.2 Funding of the Development Program. Except as otherwise agreed by the Parties, Allergan shall bear all of the costs incurred in connection with the Development Program.

      9.3 Equity Investments. Upon the execution of this Agreement, Allergan shall make an investment in CNSI's Common Stock in the aggregate amount of Three Million Dollars ($3,000,000) on the terms and subject to the conditions set forth in the Stock Purchase Agreement dated as of the date hereof between the Parties (the "Stock Purchase Agreement"). Payments made to CNSI pursuant to this
Section 9.3 shall not be refundable

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

in the event of any early termination of the Research Phase and will not be credited against milestone or royalty payments due CNSI under Sections 9.4 and 9.5.

      9.4. Milestones.

            9.4.1. Milestone Payments. In consideration of CNSI's work on the Research Program and the licenses granted to Allergan hereunder, Allergan shall pay the following amounts to CNSI upon the achievement (prior to the expiration or termination of this Agreement pursuant to Article 14 hereof) of each of the applicable milestones:


==============================================================================
                      Milestone                               Payment
------------------------------------------------------------------------------
1.  ***********************************                    $***********
------------------------------------------------------------------------------
2.  **********************************************         $***********
     *******
------------------------------------------------------------------------------
3.  ***********************************************        $***********
     ************************************
     *********
------------------------------------------------------------------------------
4.  **********************************************          $**********
     **************

==============================================================================


The above milestone payments shall apply to the ************************** (or its *****************) to achieve any milestone event for a ****************, including but not limited to: (i) *************, (ii) *************** and (iii)
****************** **************. In no event shall any of the above milestone payments be paid ************** per ****************. Notwithstanding the above, if Allergan pursues development of a ******************** for any **************** subsequent to paying ************** or *** for the any
****************, then Allergan will pay ******************* of each milestone payment for ********************* for such subsequent **************** upon achievement of such milestones and the remaining ***** ************* of each such milestone payment upon achievement of ************* for such subsequent ****************, if it occurs, together with payment in full for
********* ***.

                  All payments to be made by Allergan to CNSI pursuant to this
Section 9.4 shall be made in United States dollars. Allergan shall promptly notify CNSI in writing of the occurrence of the milestones set forth above. Within ten (10) business days after the date of such notice, Allergan shall pay to CNSI by certified or bank check, wire transfer or other means acceptable to CNSI, the milestone payments set forth above. Payments made to CNSI pursuant to this Section 9.4 will not be credited against Research Funding Payments payable under Section 9.1 or equity or royalty payments due CNSI under Sections 9.3 and 9.5.

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

            9.4.2. Loan. Allergan agrees to loan CNSI Two Million Dollars ($2,000,000) pursuant to the terms of the Credit Agreement attached hereto as Exhibit E, and the promissory note and the security agreement in the forms attached as Exhibit A and Exhibit B to the Credit Agreement.

      9.5. Royalties on Net Sales.

            9.5.1. Royalty Rate. In consideration of the licenses granted to Allergan pursuant to Section 8.1 hereof, Allergan shall pay CNSI a royalty at the rate of ************* **** of Net Sales; provided, however, for Net Sales in a country in which no Valid Patent Claim under CNSI's Patent Rights and CNSI's interest in Joint Patent Rights licensed hereunder covering the Product sold in such country exists, the payments due to CNSI under this Section 9.5.1 with respect to the Net Sales in such country at such time shall be ******************************. In the event Valid Patent Claims covering the Product are established or reestablished in such country, the payments due to CNSI with respect to Net Sales after such date under this Section 9.5.1 shall ***************************** set forth above.

      9.6. Royalty Reports, Exchange Rates. During the term of this Agreement, following the First Commercial Sale of a Product in any country by Allergan, Allergan shall furnish to CNSI a written quarterly report showing, on a country by country basis: (i) the gross sales of all Products sold by Allergan and its Affiliates and its sublicensees during the reporting period and the calculation of Net Sales from such gross sales; (ii) the royalties and other payments payable in United States dollars which shall have accrued hereunder in respect of such sales; (iii) withholding taxes, if any, required by law to be deducted in respect of such sales, as applicable; (iv) the dates of the First Commercial Sales of any Products in any country by Allergan and its Affiliates and its sublicensees during the reporting period; and (v) the exchange rates used in determining the amount of United States dollars. All amounts payable will first be calculated in the currency of sale and then converted into United States dollars using as a rate of exchange the average exchange rate reported in the Wall Street Journal during the calendar quarter to which the payment relates. Reports together with the royalty payable for the periods to which the reports relate shall be due on the sixtieth (60th) day following the close of each calendar quarter. If no royalty is due for any royalty period hereunder, Allergan shall so report. Allergan shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

      9.7. Audits. Upon the written request of CNSI, Allergan shall permit an independent public accountant selected by CNSI and acceptable to Allergan, which acceptance shall not be unreasonably withheld or delayed, to have access during normal business hours to such of the records of Allergan as may be reasonably necessary to verify the accuracy of the royalty reports hereunder in respect of any fiscal year ending not more than twenty-four (24) months prior to the date of such request. All such verifications shall be conducted at the expense of CNSI and not more than once in each calendar year.

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

            In the event such accountant concludes that additional royalties were owed during such period, the additional royalty shall be paid within thirty
(30) days of the date CNSI delivers to Allergan such accountant's written report so concluding. The fees charged by such accountant shall be paid by CNSI unless the audit discloses that the royalties payable by Allergan for the audited period are more ****** (***) of the royalties actually paid for such period, in which case Allergan shall pay the reasonable fees and expenses charged by the accountant.

            Allergan shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Allergan, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by CNSI's independent accountant to the same extent required of Allergan under this Agreement. Upon the expiration of twenty-four (24) months following the end of any calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon CNSI; and Allergan and its sublicensees shall be released from any liability or accountability with respect to royalties for such year.

            CNSI agrees that all information subject to review under this
Section 9.7 or under any sublicense agreement is confidential and that it shall cause its accountant to retain all such information in confidence.

      9.8. Royalty Payment Terms. Royalties shown to have accrued by each royalty report provided for under this Agreement shall be due and payable on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date. Royalties determined to be owing, and any overpayments to be credited, with respect to any prior quarter shall be added, or credited, as the case may be, together with interest thereon accruing under this Agreement from the date of the report for the quarter for which such amounts are owing, to the next quarterly payment hereunder.

      9.9. Withholding of Taxes. Any withholding of taxes levied by tax authorities outside the United States on the payments hereunder shall be borne by CNSI and deducted by Allergan from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of CNSI. Allergan agrees to cooperate with CNSI in the event CNSI claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to Allergan. As of the Effective Date, the Parties believe that no such withholding tax will apply based on Allergan's present organizational structure. In the event that any such withholding tax becomes applicable to any payments due to CNSI hereunder as a result of an Allergan organizational change, and CNSI is unable to use such withheld tax as a credit against its tax obligations in any country, Allergan agrees, at the request of CNSI, to negotiate in good

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

      9.10. Exchange Controls. Except as hereinafter provided in this Section , all payments to be made pursuant to this Article 9 shall be paid in United States dollars. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where the Product is sold, payment shall be made through such lawful means or methods as Allergan may determine. When in any country the law or regulations prohibit both the transmittal and deposit of royalties on sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect, and as soon as such prohibition ceases to be in effect, all royalties that Allergan or its sublicensees would have been obligated to transmit or deposit, but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable, as the case may be. If the royalty rate specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

      9.11. Interest on Late Payments. Any payments by Allergan that are not paid, or overpaid, on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at *************************** the LIBOR rate calculated on the number of days payment is delinquent. LIBOR rate means the interest rate per annum as determined by Bank of America NT&SA, at which deposits in U.S. dollars are generally available in the London interbank market with maturities of thirty
(30) days.


                   ARTICLE 10.  INTELLECTUAL PROPERTY RIGHTS

      10.1. Ownership.

            10.1.1. Ownership of Inventions Within the Field. Inventorship with respect to inventions made pursuant to work carried out under the Program shall be determined in accordance with United States rules of inventorship. All right, title and interest in all writings, inventions, discoveries, improvements and other technology which is found to be useful in the Field and is directed to the development, manufacture or use of a Development Compound or Back-Up Compound or a Product, or constituting a Development Compound or Back-Up Compound or a Product, whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon (collectively, the "Inventions") that are conceived and/or reduced to practice during and as a result of the Program solely by employees of CNSI or others acting on behalf of CNSI ("CNSI Inventions") shall be owned by CNSI. All right, title and interest in all Inventions that are conceived and/or reduced to practice during and as a result of the Program solely by employees of Allergan or others acting on behalf of Allergan ("Allergan Inventions") shall be owned by Allergan. All right, title and interest in all Inventions that are conceived and/or reduced to practice during and as a result of the Program jointly by employees of CNSI and Allergan (the "Joint Inventions") shall be owned jointly by Allergan and CNSI.

            10.1.2. Cooperation of Employees. Each Party represents and agrees that all employees or others acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Party, or as such Party shall direct, all Inventions made or conceived by such employee or other person, or in the case of non-employees working for other companies or institutions on behalf of CNSI or Allergan.

      10.2. Provisions Concerning the Filing, Prosecution and Maintenance of Technology, Patent Rights and Joint Inventions.

            10.2.1. Priority Filings for Inventions. When an Invention has been made which may reasonably be considered to be patentable or when a determination is made that CNSI Technology or Allergan Technology used in the Program may reasonably be considered to be patentable, a priority patent application shall be filed as soon as reasonably possible. If CNSI Technology, CNSI Patents Rights, or a CNSI Invention or a Joint Invention or Joint Patent Right which has application outside the Field is involved, such application shall be filed by CNSI in such countries as reasonably designated by CNSI after consultation with Allergan. If Allergan Technology, Allergan Patent Rights, or an Allergan Invention or a Joint Invention or Joint Patent Right which has application only in the Field is involved, such application shall be filed by Allergan in such countries as reasonably designated by Allergan, after consultation with CNSI.

            10.2.2. Foreign Filing Decisions for Inventions. No later than nine
(9) months following the filing date of a priority patent application filed according to Section 10.2.1, the Parties shall consult together as to whether such priority application should be abandoned without replacement; abandoned and refiled; proceeded with in the country of filing only; or used as the basis for a claim of priority under the Paris Convention for corresponding applications in other countries.

            10.2.3. Prosecution and Maintenance. CNSI shall be responsible for filing, prosecution and maintenance of patent applications covering all CNSI Technology, CNSI Patent Rights and CNSI Inventions, and Joint Inventions and Joint Patent Rights which have application outside the Field, in all designated countries. For so long as any of the license grants set forth in Article 8 remain in effect, CNSI agrees to file such patent applications in all countries in which Allergan customarily files for products of similar commercial potential. Exhibit F attached hereto sets forth those countries in which Allergan customarily files patent applications for products of similar commercial potential. Allergan may, from time to time, by written notice to CNSI, amend Exhibit F. CNSI shall consult with Allergan as to the preparation and filing (if time permits), prosecution and maintenance of such patent applications and patents, and shall furnish to Allergan copies of documents relevant to such preparation, filing, prosecution or maintenance sufficiently prior to filing such document or making any payment due thereunder to allow for review and comment by Allergan, and CNSI shall seriously consider all such comments. In the event that CNSI does not file, prosecute and maintain any such patent application or patent as set forth above, it shall give Allergan forty-five (45) days' notice before any relevant deadline and transmit all information

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

reasonable and appropriate relating to such patent application or patent, and Allergan shall have the right to pursue, ******************, filing, prosecution and maintenance thereof, in which event CNSI shall assign all of its rights therein to Allergan. In such event, in the case of CNSI Patent Rights, Allergan ********************************************** and ****************** CNSI
hereunder, and in the case of Joint Patent Rights, Allergan may ************************************************************* and ***** ********
due CNSI hereunder.

            10.2.4. Patent Costs. **** shall bear the expense of filing, prosecuting and maintaining patent applications covering ****************** and ***************. ******** shall bear the expense of filing, prosecuting and maintaining patent applications covering ********************** and *******************. The Parties shall ******* ***************** of filing, prosecuting and maintaining patent applications for ***** ************* covering ****************.

            10.2.5. Failure to Pay for Joint Inventions.

                    (a) If at any time either Party shall elect not to continue to reimburse the other for its allocated expenses of filing, prosecuting or maintaining in any country any patent application or patent included in the Joint Inventions or Joint Patent Rights, it shall so notify the other Party within thirty (30) days of such determination and thereafter such Party shall surrender to the other Party its rights and licenses under such patent or patent application in such country.

                    (b) In the event either Party makes an election pursuant to subsection (a) above, it shall remain obligated to pay for or to reimburse the other Party for any costs incurred with respect to such patent application or patent prior to such election.

                    (c) Each Party agrees that it will not abandon the prosecution of any patent applications included within the Joint Inventions or Joint Patent Rights for which it is responsible nor shall it fail to make any payment or fail to take any other action necessary to maintain a patent under the Joint Inventions or Joint Patent Rights unless it has notified the other Party in sufficient time for such other Party to assume such prosecution or make such payment.

      10.3. Notification of Patent Term Restoration. CNSI shall notify
Allergan of (i) the issuance of each patent included within the CNSI Patent Rights, CNSI Inventions and/or Joint Inventions or Joint Patent Rights for which CNSI is responsible, giving the date of issue and patent number for each such patent, and (ii) each notice pertaining to any patent included within the CNSI Patent Rights, CNSI Inventions and/or Joint Inventions or Joint Patent Rights for which CNSI is responsible which it receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter called the "Act"), or other similar laws now or hereinafter in effect, including notices pursuant to Sections 101 and 103 of the Act from persons who have filed an abbreviated NDA ("ANDA"), or pursuant to comparable laws or regulations in other countries. The Parties shall cooperate

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

with each other in applying for patent term extensions (including Supplementary Protection Certificates in European Community Countries) where applicable. Such notices shall be given promptly, but in any event within ten (10) business days of each such patent's date of issue or receipt of each such notice pursuant to the Act or comparable laws or regulations in the countries, whichever is applicable. CNSI shall notify Allergan of each filing for patent term restoration under the Act, any allegations of failure to show due diligence and all awards of patent term restoration (extensions) with respect to the CNSI Patent Rights, CNSI Inventions, Joint Inventions and Joint Patent Rights for which CNSI is responsible. Likewise, Allergan will inform CNSI of patent extensions and periods of data exclusivity in the rest of the world regarding any Product.

      10.4. No Other Technology Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, pending patent applications, products, or biological materials of the other Party, including items owned, controlled or developed by the other party, or transferred by the other Party to said Party at any time pursuant to this Agreement. It is understood and agreed that this Agreement does not grant (i) Allergan any license or other right in the CNSI Patent Rights, CNSI Technology or CNSI Inventions, or CNSI's interest in Joint Inventions and Joint Patent Rights outside the Field, and (ii) CNSI any license or other right in the Allergan Patent Rights, Allergan Technology or Allergan Inventions, or Allergan's interest in Joint Inventions and Joint Patent Rights, except to the extent specifically set forth in Section 8.1.3.

      10.5. Enforcement of Patent Rights. CNSI and Allergan shall each promptly notify the other in writing of any alleged or threatened infringement of patents or patents applications included in the CNSI Patent Rights, CNSI Inventions, Joint Inventions or Joint Patents licensed hereunder of which they become aware. CNSI and Allergan shall then confer and may agree jointly to prosecute any such infringement. If the Parties do not agree on whether or how to proceed with enforcement activity within (i) ninety (90) days following the notice of alleged infringement or (ii) ten (10) business days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then ***** may commence litigation with respect to the alleged or threatened infringement ******************. In the event that ***** does not commence litigation, ***** may do so and ******************************************* *****, with respect to Net Sales in the country or countries in which such litigation is undertaken,
***********************************************
************************************. In the event a Party brings an infringement action, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney. Neither Party shall have the right to settle any patent infringement litigation under this Section in a manner that diminishes the rights or interests of the other Party without the express written consent of such other Party.

            Except as otherwise agreed to by the Parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation shall be first allocated to the Party or Parties ******************************* (taking into account any **********

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

********************* as permitted above) and then shall be
************************ ************** received by **************************
in connection with ******** ******** in such country has to the
********************** in connection with the
********************************.

      10.6. Infringement of Third Party Patent Rights.

            10.6.1. Joint Strategy. In the event that the manufacture, use or sale of a Product licensed hereunder becomes the subject of a claim of infringement of a patent, copyright or other proprietary right anywhere in the world, and without regard to which Party is charged with said infringement, and the venue of such claim, the Parties shall promptly confer to discuss the claim.

            10.6.2. Defense. Unless the Parties otherwise agree, ****** shall have the first right but not the obligation to assume the primary responsibility at its expense for the conduct of the defense of any such claim. ****** shall have the right, but not the obligation, to participate in any such suit at its sole option and ******. Each Party shall reasonably cooperate with the Party conducting the defense of the claim. Neither Party shall enter into any settlement that affects the other Party's rights or interests without such other Party's written consent, not to be unreasonably withheld. If ****** in its good faith, reasonable judgment determines that payment must be made to a Third Party (the "Third Party Payment") in order to avoid infringement of such Third Party's patent, ****** shall make such payment.

            10.6.3. Allergan Payment Credit. Allergan may credit against royalties otherwise due CNSI under Section 9.5 of this Agreement an amount equal to the sum of the following payments made or expenses incurred by Allergan pursuant to Section 10.6.2: (i) ******************* of Third Party Payments, (ii) ******************* of payments resulting from a final court order or settlement agreement entered into in good faith in connection with the disposition of a Third Party claim of infringement, and (iii) **** costs and expenses actually incurred in defending against a Third Party infringement claim. Any amounts which Allergan is entitled to credit against royalties under this Section 10.6.3 shall be carried forward until all such amount have been credited. In no event shall the royalties payable to CNSI in any quarter as a result of the foregoing be reduced by more than ***** *************.


                         ARTICLE 11.  CONFIDENTIALITY

      11.1. Nondisclosure Obligations. Except as otherwise provided in this
Article 9, during the term of this Agreement and for a period of ten (10) years thereafter, both Parties shall maintain in confidence and use only for purposes specifically authorized under this Agreement information and data received from the other Party during the Program ("Information").

            To the extent it is reasonably necessary or appropriate to fulfil its obligations or exercise its rights under this Agreement, a Party may disclose Information it is otherwise obligated under this Section not to disclose to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis on condition that such entities or persons agree to keep the Information confidential for the same time periods and to the same extent as such Party is required to keep the Information confidential; and a Party or its sublicensees may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials with and to commercially market any Product. The obligation not to disclose Information shall not apply to any part of such Information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of the Party obligated not to disclose such Information or its Affiliates or sublicensees in contravention of this Agreement; (ii) is disclosed to the receiving Party or its Affiliates or sublicensees by a Third Party, provided such Information was not obtained by such Third Party directly or indirectly from the other Party under this Agreement; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates or sublicensees, provided such Information was not obtained directly or indirectly from the other Party under this Agreement; or (iv) can be shown by written documents to have been independently developed by the receiving Party or its Affiliates or sublicensees without breach of any of the provisions of this Agreement.

            Allergan acknowledges that CNSI is not free to, and shall not, disclose to Allergan any confidential information received by CNSI from BI pursuant to the BI License or any other confidential information (as that term is used in the BI License).

      11.2. Samples. Samples of compounds synthesized, purified or developed in the course of the Research Program shall not be supplied or sent by either Party to any Third Party unless protected by an appropriate materials transfer agreement that includes provisions consistent with the requirements of this
Article 11. Samples of compounds other than those described above provided by one Party (the "Supplying Party") to the other Party (the "Receiving Party") in the course of the Research Program shall not be supplied or sent by the Receiving Party to any Third Party without the written consent of the Supplying Party.

      11.3. Terms of this Agreement. CNSI and Allergan each agrees not to disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable law or to persons with whom Allergan or CNSI has entered into or proposes to enter into a business relationship provided that such persons are subject to appropriate confidentiality agreements. Notwithstanding the foregoing, prior to execution of this Agreement, Allergan and CNSI shall agree upon the substance of information that can be used to describe the terms of this transaction, and Allergan and CNSI may disclose such information, as modified by mutual agreement from time to time, without the other Party's consent.

      11.4. Publications. During the Research Phase, CNSI and Allergan each acknowledge the other Party's interest in publishing certain of its results to obtain recognition

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection. Consequently, either Party, its employees or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such Party as part of the Research Program (the "Publishing Party") shall transmit to the Research Management Committee and the other Party (the "Reviewing Party") a copy of the proposed written publication at least ***** days prior to submission for publication, or an abstract of such oral disclosure at least ***** days prior to submission of the abstract or the oral disclosure, whichever is earlier. The Research Management Committee and/or the Reviewing Party shall have the right
(a) to propose modifications to the publication for patent reasons, (b) to request a delay in publication or presentation in order to protect patentable information or maintain trade secrets.

            If the Research Management Committee or the Reviewing Party requests such a delay, the Publishing Party shall delay submission or presentation of the publication for a period determined by the Research Management Committee to enable patent applications protecting each Party's rights in such information to be filed or to protect trade secrets. Upon the expiration of ***** days, in the case of proposed written disclosures, or ***** days, in the case of an abstract of proposed oral disclosures, from transmission of such proposed disclosures to the Research Management Committee and the Reviewing Party, the Publishing Party shall be free to proceed with the written publication or the oral presentation, respectively, unless the Research Management Committee or the Reviewing Party has requested the delay described above.

            Notwithstanding the foregoing, either Party may issue press releases in the ordinary course of business with respect to the Program provided that the Publishing Party shall transmit to the Reviewing Party a copy of the proposed written press release at least three (3) business days prior to dissemination and the Reviewing Party shall have the right (a) to propose modifications to the publication or (b) to request a reasonable delay in dissemination, which proposals or requests the Publishing Party shall take into consideration. The Parties agree that they will use reasonable efforts to coordinate the initial announcement or press release relating to the existence of this Agreement in the form attached as Exhibit G, so that such initial announcement or press release by each is made contemporaneously.


                  ARTICLE 12.  REPRESENTATIONS AND WARRANTIES

      12.1. Authorization. Each Party represents and warrants to the other that it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted or to be granted to the other in this Agreement, and to fully perform its obligations hereunder, and that it has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this Agreement. Except as otherwise disclosed, each Party further represents to the other that it is not aware of any legal obstacles, including, patent rights of others, which could prevent it from carrying out its obligations under this Agreement.

      12.2 CNSI Patent Representations and Warranties.

            12.2.1 Patent Rights. CNSI represents and warrants that it is the sole and exclusive owner or exclusive licensee of the entire right, title and interest in and to the CNSI Patent Rights and the CNSI Technology and that it has the right to license the same to Allergan under this Agreement. CNSI represents and warrants that, as of the Effective Date, except as set forth in
Section 2.3, the CNSI Patent Rights and the CNSI Technology are free of any encumbrances, including, without limitation, liens, licenses, judgments and/or security interests in the Field, and that all patents and patent applications included in the CNSI Patent Rights are in full force and effect as of the date hereof of this Agreement and that none of the CNSI Patent Rights are the current subject of any interference or opposition proceeding.

            12.2.2 Litigation. CNSI represents and warrants that as of the Effective Date there is no pending, or to its knowledge threatened, litigation that would or might adversely affect its right and ability to perform its obligations under this Agreement.

            12.2.3 Validity and Infringement. CNSI makes no representation or warranty as to the validity of any of its patents and applications which are included in the CNSI Patent Rights, or as to the non-infringement of any Third Party patent(s) by the manufacture, use or sale of compounds or products or the practice of any processes or methods covered by the CNSI Patent Rights by CNSI, its Affiliates or licensees. However, CNSI does represent and warrant that as of the date hereof: (i) it is unaware of any publications or activities-including, without limitation, patents, articles, and public uses or sales, by it or others, which would or might invalidate any claim(s) of any patent or patent application included in the CNSI Patent Rights, (ii) it has not conducted, or has not commissioned the conducting of, any formal or informal infringement or validity studies regarding any patent or patent application included in the CNSI Patent Rights that it has not fully disclosed in writing to Allergan prior to the date hereof; (iii) it has disclosed to Allergan any Third Party patent(s) of which it is aware that might be infringed by the manufacture, use or sale of any compounds or products or the practice of any methods or processes covered by the CNSI Patent Rights by Allergan, its Affiliates or sublicensees, (iv) it does not have any outstanding and unresolved claim or accusation that any compounds or products manufactured, used or sold by CNSI or any methods or process practiced by CNSI which are included in the rights granted to Allergan in this Agreement or will be used by CNSI on carrying out its obligations under this Agreement infringes or may infringe any Third Party patent(s), and (v) it does not own or license any patents or patent applications not included in the CNSI Patent Rights which would be infringed by the manufacture, use or sale of any compounds or products or the practice of any methods or processes covered by the CNSI Patent Rights or included in the CNSI Technology by Allergan, its Affiliates or sublicensees.

            12.2.4 Covenant to Maintain Patents. CNSI covenants that it will take all necessary steps to prevent the abandonment of any patent or patent application included in the CNSI Patent Rights and that during the term of the Agreement it will cooperate fully with Allergan to prevent the abandonment of any patent or patent application included in the CNSI Patent Rights and Joint Patent Rights.

      12.3 CNSI License Representation and Warranties.

            12.3.1 License Agreements. CNSI represents and warrants that as of the Effective Date all licenses with Third Parties for CNSI Patent Rights or CNSI Technology are set forth on Exhibit H ("Third Party Licenses"), and that copies of such Third Party Licenses have been provided to Allergan.

            12.3.2 Effectiveness, Maintenance. As of the Effective Date, all such Third Party Licenses are in full force and effect and neither CNSI, or to CNSI's knowledge, the other party, is in breach thereof. CNSI shall maintain all such Third Party Licenses in full force and effect during the term of this Agreement as is necessary to provide Allergan the rights initially granted and to be granted hereunder.

            12.3.3 Exclusivity. All such Third Party Licenses identified on
Exhibit I as exclusive are exclusive to CNSI as is necessary to provide Allergan the exclusive licenses provide herein and, pursuant to the terms thereof, no such Third Party licensor of CNSI has the right to grant licenses in the Field of patents or technology contained in the CNSI Patent Rights and CNSI Technology or in the Joint Inventions and Joint Patent Rights.


                           ARTICLE 13.  INDEMNITY

      13.1 Allergan Indemnity Obligations. In the absence of CNSI's negligence, a breach of warranty by CNSI or willful or tortious acts or omissions of CNSI, Allergan agrees to defend, indemnify and hold CNSI, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or expenses arising as a result of: (a) actual or asserted violations of any applicable law or regulation by Allergan, its Affiliates or sublicensees by virtue of which Products manufactured, distributed or sold by Allergan, its Affiliates or sublicensees shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation; (b) claims for bodily injury, death or property damage attributable to the development, manufacture, distribution, sale or use of Products by Allergan, its Affiliates or sublicensees; (c) a recall of Products manufactured, distributed or sold by Allergan, its Affiliates or sublicensees ordered by a governmental agency or required by a confirmed Product failure as reasonably determined by Allergan; (d) the negligent, willful or tortious acts or omissions of Allergan, its Affiliates and sublicensees and their respective employees and agents; or (e) any breach of Allergan's representations and warranties herein.

      13.2 CNSI Indemnity Obligations. CNSI agrees to defend, indemnify and hold Allergan, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or expenses arising as a result of: (a) the negligent, willful or tortious acts or omissions of CNSI, its Affiliates and their respective employees and agents; or (b) any breach of CNSI's representations and warranties herein.

      13.3 Procedure. A Party or any of its Affiliates or their respective employees or agents (the "Indemnitee") that intends to claim indemnification under this Article 13 shall

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

promptly notify the other Party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicting interests between such Indemnitee and any other Party represented by such counsel in such proceedings. The indemnity agreement in this
Article 13 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 13, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 13. The Indemnitee under this
Article 13, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. In the event that either Party claims indemnity from the other and one Party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

      13.4 Insurance. Allergan shall maintain product liability insurance with respect to development, manufacture and sales of Products by Allergan in such amount as Allergan customarily maintains with respect to sales of its other products. Allergan shall maintain such insurance for so long as it continues to manufacture or sell any Products, and thereafter for so long as Allergan maintains insurance for itself covering such manufacture or sales. Allergan shall provide CNSI with written evidence of such insurance upon request by CNSI.


                      ARTICLE 14.  TERM AND TERMINATION

      14.1  The Research Phase.

            14.1.1 Expiration of the Research Phase. Unless this Agreement is sooner terminated in accordance with the provisions of this Article 14, the term of the Research Phase shall expire upon the completion of three (3) Research Years.

            14.1.2 Termination of Research Phase. The Research Phase may be terminated by Allergan at any time after *********** months from the Effective Date in the event the Research Management Committee determines that there is no reasonable scientific basis for the commercialization of Products.

            14.1.3 Existing Obligations. The expiration or termination of the Research Phase shall not relieve the Parties of any obligation that accrued prior to such expiration.

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

      14.2 Expiration or Termination of the Development Phase.

            14.2.1 Termination of Development Phase. The Development Phase with respect to a particular Development Compound or Back-Up Compound may be terminated by Allergan, in its discretion, at any time upon delivery by Allergan to CNSI of thirty (30) days prior notice thereof.

            14.2.2 Existing Obligations. The expiration or termination of the Development Phase with respect to a Development Compound or Back-Up Compound for any reason shall not relieve the Parties of any obligation that accrued prior to such expiration or termination.

            14.2.3 Effect of Termination of Development Phase. In the event that Allergan delivers notice to CNSI pursuant to Section 14.2.1, then (i) CNSI shall be free to grant a license to a Third Party for the use, manufacture, distribution for sale and sale of such Development Compound or Back-Up Compound outside the Field, and (ii) the effects of termination set forth under Section
14.6 hereof shall apply to such Development Compound or Back-Up Compound.

      14.3 Expiration of This Agreement. Unless terminated earlier pursuant to
Section 14.4, this Agreement shall expire and the licenses granted by CNSI to Allergan shall become fully paid and exclusive, on a country-by-country basis upon the later of (i) ******** ***** after the First Commercial Sale of the Products in such country or (ii) the last to expire of any Valid Patent Claim in such country.

      14.4 Termination of This Agreement. This Agreement may be terminated in the following circumstances:

            14.4.1 Material Breach. By one Party upon written notice by reason of a material breach by the other Party not described in Section 14.4.2 that the breaching Party fails to remedy within ninety (90) days after written notice thereof by the non-breaching Party, or in the case that such breach cannot be cured within such period, the breaching Party continues to use diligent efforts to cure such breach until actually cured;

            14.4.2 Failure of Allergan to Pay. By CNSI, if Allergan fails to make (i) any payment under Sections 9.1, 9.3 or 9.4 within twenty (20) days after such payment becomes payable or (ii) any royalty payment under Section 9.6 within thirty (30) days after such payment becomes payable, and, in any such case, such failure is not remedied within thirty (30) days after notice thereof from CNSI; and

            14.4.3 Bankruptcy. By either Party upon bankruptcy, insolvency, dissolution or winding up of the other.

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

            14.4.4 Failure to Select Development Compound. By either Party, if Allergan has failed to select a Development Compound pursuant to Section 5.4 by the *********** anniversary of the Effective Date.

            14.4.5 By Allergan in Part. By Allergan, in its discretion, at any time after the expiration of the Research Phase, with respect to a Development Compound or Product on a country-by-country basis, upon delivery by Allergan to CNSI of six (6) months prior notice thereof.

            14.4.6 By Allergan in Whole. By Allergan, in its discretion, at any time after the expiration of the Research Phase, in its entirety, upon delivery by Allergan to CNSI of six (6) months prior notice thereof.

      14.5 Effect of Expiration or Termination of This Agreement Generally.

            14.5.1 Existing Obligations. Expiration pursuant to Section 14.3 or termination pursuant to Section 14.4 of this Agreement for any reason shall not relieve the Parties of any obligation that accrued prior to such expiration or termination.

            14.5.2 Survival. The provisions of Article 9 (with respect only to payments and royalties accrued at the time of expiration or termination but not yet paid), Section 10.1, Section 10.2, Article 11, Article 12, Article 13 and this Section 14.5 shall survive the expiration pursuant to Section 14.3 or termination pursuant to Section 14.4 of this Agreement.

      14.6 Effect of Termination by CNSI. In the event that this Agreement is terminated by CNSI pursuant to Section 14.4.1, Section 14.4.2, Section 14.4.3 or
Section 14.4.4:

            14.6.1 Termination of Licenses. All licenses and rights granted to Allergan hereunder shall terminate and, except as provided in Section 14.6.2 below, Allergan will immediately cease to manufacture and sell each Development Compound and/or its corresponding Products;

            14.6.2 Disposition of Inventory of Products. (a) Allergan may dispose of its inventory of Products on hand as of the effective date of termination, and may fill any orders for Products accepted prior to the effective date of termination, for a period of twelve (12) months after the effective date of termination and (b) within thirty (30) days after disposition of such inventory and fulfillment of such orders (and in any event within seven
(7) months after termination) Allergan will forward to CNSI a final report containing the details required by Section 9.6 hereof and pay CNSI all royalties due for Net Sales in such period;

            14.6.3 Assignment of Trademark. Allergan shall take all action reasonably necessary to assign all of its right, title and interest in any and all trademarks under which Allergan shall have marketed the Products, if any, together with the goodwill associated therewith, to CNSI, subject to the receipt of reasonable consideration to be negotiated in good faith between the Parties.

            14.6.4 Assignment of Regulatory Approvals; Clinical Data. Allergan shall, (a) to the extent legally permissible, take all additional action reasonably necessary to assign all of its right, title and interest in and transfer possession and control to CNSI of the regulatory filings prepared by Allergan, and regulatory approvals received by Allergan, to the extent that such filings and approvals relate to the Development Compounds and/or the Products ("Regulatory Filings"), and (b) deliver to CNSI any and all data relating to preclinical studies or clinical trials of the Development Compounds and/or the Product not previously delivered by Allergan to CNSI pursuant hereto ("Development Information"). All such Regulatory Filings and Development Information shall be transferred to CNSI without warranty and Allergan shall have no liability for the accuracy or suitability thereof and shall have no liability to CNSI for any damages, claims or expenses that CNSI may incur with respect to the use thereof.

      14.7 Effect of Partial Termination. In the event Allergan terminates this Agreement with respect to a certain Development Compounds or Products in certain countries pursuant to Section 14.4.5, and the Parties determine that CNSI could market such Product (or a Product containing such Development Compound) in such country without interfering with Allergan's regional marketing plans, Allergan shall (a) to the extent legally permissible, take all additional action reasonably necessary to assign all of its right, title and interest in and transfer possession and control to CNSI of the Regulatory Filings only in such country, and (b) deliver to CNSI the Development Information, with respect to such Product only in such country. All such Regulatory Filings and Development Information shall be transferred to CNSI without warranty and Allergan shall have no liability for the accuracy or suitability thereof and shall have no liability to CNSI for any damages, claims or expenses that CNSI may incur with respect to the use thereof.

      14.8 Effect of Termination in Full by Allergan. In the event that Allergan is entitled to terminate this Agreement pursuant to Sections 14.4.1 and 14.4.3, Allergan may elect to either (i) terminate this Agreement, in which case all licenses and rights granted to Allergan shall terminate and Allergan will immediately cease to manufacture and sell each Development Compound and/or its corresponding Products except as provided in this Section 14.8 and Allergan shall be entitled to claim from CNSI all damages which would otherwise be due to Allergan under law and equity or (ii) select the remedy set forth in Section
14.9.1. If Allergan elects to terminate this Agreement pursuant to clause (i) above, then (a) Allergan may dispose of its inventory of Products on hand as of the effective date of termination, and may fill any orders for Products accepted prior to the effective date of termination, for a period of twelve (12) months after the effective date of termination and (b) within thirty (30) days after disposition of such inventory and fulfillment of such orders (and in any event within seven (7) months after termination) Allergan will forward to CNSI a final report containing the details required by Section 9.6 hereof and pay CNSI all royalties due for Net Sales in such period.

      14.9 Remedies Other Than Termination.

            14.9.1 Allergan's Right to Offset Royalties and Other Payments. In the event of (i) the bankruptcy of CNSI or (ii) a breach by CNSI of any of its representations, warranties or obligations hereunder (including a material breach by CNSI which would entitle Allergan to terminate this Agreement pursuant to Section 14.4.1) and CNSI fails to remedy or take reasonable action to initiate a remedy of such default within ninety (90) days after notice thereof by Allergan, Allergan shall have the right and option, in addition to all other remedies at law or under this Agreement, to offset the amount of such damages and/or costs against any amounts otherwise due to CNSI under Article 9.

            14.9.2 CNSI's Remedies for Allergan's Failure to Use Reasonable Efforts. In the event of Allergan's breach due to Allergan's failure to use reasonable efforts to (i) develop Products in accordance with Article 6 or (ii) market the Products in accordance with Section 8.4 in any country, and Allergan fails to remedy or take reasonable action to initiate a remedy of such default within ninety (90) days after notice thereof by CNSI, CNSI shall have the right to terminate the licenses and rights of Allergan under Section 8.1 in such country, but CNSI shall not have the right to terminate this Agreement in its entirety. If CNSI exercises the said right,

                    (a) CNSI may continue development of the Product for distribution, marketing or sale in such country either itself or with a Third Party,

                    (b) Allergan shall grant CNSI a perpetual, non-exclusive, fully-paid and royalty-free right and license to use in the manufacture of the Products any Allergan Inventions and any other technology or know-how developed by Allergan or its Third Party manufacturer (to the extent Allergan is able to do so), if any, that is necessary in the manufacture of the Products for sale only in such country and only to the extent that sale of Products in such country are deemed by the Parties not to interfere with Allergan's regional marketing of such Product,

                    (c) If the Parties determine that CNSI could market such Product in such country without interfering with Allergan's regional marketing plans for such Product, to the extent legally permissible, Allergan shall take all additional action reasonably necessary to assign all of its right, title and interest in and transfer possession and control to CNSI of the Regulatory Filings, to the extent that such filings and approvals relate to such Development Compound and/or its corresponding Products only in such country or countries. All such Regulatory Filings shall be transferred to CNSI without warranty and Allergan shall have no liability for the accuracy or suitability thereof and shall have no liability to CNSI for any damages, claims or expenses that CNSI may incur with respect to the use thereof, and

                    (d) Article 8 will be appropriately amended, but this Agreement will otherwise remain in effect.

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                          ARTICLE 15.  MISCELLANEOUS

      15.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

      15.2 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that each of the Parties may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction (which shall be deemed an assignment) or in the case of CNSI the creation of a special purpose corporation or research and development limited partnership. Notwithstanding the foregoing, CNSI may not assign this Agreement and its rights and obligations hereunder to ***** **************************************************, or their successors-in-interest. Any purported assignment in violation of the preceding sentences shall be void and shall be deemed a material breach of this Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

      15.3 Severability. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

      15.4 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

      If to CNSI:             Cambridge NeuroScience, Inc.
                              One Kendall Square
                              Cambridge, Massachusetts 02139
                              Attention: President
                              Fax:  (617) 225-0613

      with a copy to:         Palmer & Dodge LLP
                              One Beacon Street
                              Boston, Massachusetts  02109
                              Attention: F. Andrew Anderson, Esq.
                              Fax:  (617) 227-4420

      If to Allergan:         Vision Pharmaceuticals L.P.
                              c/o Allergan, Inc.
                              2525 Dupont Drive
                              Irvine, California  92623
                              Attention:   Executive Vice President,
                                           Research and Development
                              Fax:  (714) 246-6987

      with a copy to:         Allergan, Inc.
                              2525 Dupont Drive
                              Irvine, California  92623
                              Attention: Allergan General Counsel
                              Fax:  (714) 246-4774

      15.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      15.6 Arbitration. Any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be promptly presented to the Chief Executive Officers of CNSI and Allergan for resolution and if the Chief Executive Officers cannot promptly resolve such disputes, then such dispute shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. Any arbitration hereunder shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of one or three arbitrators appointed in accordance with such Rules. Any such arbitration shall be held in Boston, Massachusetts. The arbitrators shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

      15.7 Entire Agreement. This Agreement, together with the Exhibits hereto and the Stock Purchase Agreement between the Parties, dated the date hereof, contains the entire understanding of the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between any provision of any Exhibit hereto and any provision of this Agreement, the provisions of this Agreement shall prevail. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

      15.8 Headings. The captions to the several Articles and Sections hereof and Exhibits hereto are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

      15.9 Independent Contractors. It is expressly agreed that CNSI and Allergan shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither CNSI nor Allergan shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

      15.10 Agreement Not to Solicit Employees. During the term of this Agreement and for a period of two (2) years following the termination of the Research Phase, CNSI and Allergan agree not to seek to persuade or induce any employee of the other company to discontinue his or her employment with that company in order to become employed by or associated with any business, enterprise or effort that is associated with its own business.

      15.11 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

      15.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


                                 CAMBRIDGE NEUROSCIENCE, INC.


                                 By:/s/ Elkan R. Gamzu
                                    ----------------------------------
                                 Title: President & CEO
                                        ------------------------------

                                 VISION PHARMACEUTICALS, L.P., a Texas
                                 limited partnership, dba Allergan, by Allergan General, Inc., its general partner

                                 By:/s/ Francis R. Tunney, Jr.
                                    ----------------------------------
                                 Name:Francis R. Tunney, Jr.
                                      --------------------------------
                                 Title: Secretary
                                       -------------------------------

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                   EXHIBIT A

                              CNSI PATENT RIGHTS












                    [************************************]

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                   EXHIBIT B

                                 RESEARCH PLAN













                  [****************************************]

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                   EXHIBIT C

                                   BI RIGHTS












                [********************************************]

  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                   EXHIBIT D

                              EXCLUDED COMPOUNDS










                [*********************************************]

                                   EXHIBIT E











                               CREDIT AGREEMENT


                                    Between


                         CAMBRIDGE NEUROSCIENCE, INC.,
                            A Delaware Corporation


                                      and


                         VISION PHARMACEUTICALS L.P.,
                          A Texas Limited Partnership

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

1.    Amount and Terms of Credit                                             1
      1.1   The Loan                                                         1
      1.2   Note                                                             1

2.    Conditions Precedent                                                   1
      2.1   Execution of Note                                                1
      2.2   No Default; Representations and Warranties                       2
      2.3   Corporate Documents; Proceedings                                 2
      2.4   Security Agreement                                               2

3.    Representations, Warranties and Agreements                             2
      3.1   Corporate Power and Authority                                    3
      3.2   No Violation                                                     3
      3.3   Governmental Approvals                                           3
      3.4   Priority                                                         3

4.    Affirmative Covenants                                                  3
      4.1   Financial Information                                            3
      4.2   Performance of Obligations                                       4

5.    Miscellaneous                                                          4
      5.1   Payment of Expenses, etc.                                        4
      5.2   Notices                                                          5
      5.3   Benefit of Agreement                                             5
      5.4   No Waiver; Remedies Cumulative                                   5
      5.5   Governing Law, Severability                                      5
      5.6   Counterparts                                                     5
      5.7   Effectiveness; Integration                                       6
      5.8   Headings Descriptive                                             6
      5.9   Amendment or Waiver                                              6

EXHIBITS

Exhibit A   Form of Secured Convertible Note
Exhibit B   Form of Security Agreement






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
  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                               CREDIT AGREEMENT


      This Credit Agreement (the "Credit Agreement"), is made as of November 20, 1996 (the "Effective Date"), between Cambridge NeuroScience, Inc., a Delaware corporation ("CNSI"), and Vision Pharmaceuticals L.P., a Texas limited partnership ("VPLP").


                               R E C I T A L S :

      1. CNSI and VPLP are parties to a Collaborative Research, Development and Marketing Agreement dated as of November 20, 1996 (the "Collaboration Agreement") and a Stock Purchase Agreement dated as of November 20, 1996 (the "Stock Purchase Agreement"). All capitalized terms not defined herein shall have the meanings set forth in the Collaboration Agreement.

      2. Pursuant to the Collaboration Agreement, CNSI and VPLP have agreed to jointly develop certain pharmaceutical products and pursuant to the Stock Purchase Agreement CNSI has agreed to sell shares of Common Stock to VPLP.

      3. CNSI desires to borrow from VPLP, and VPLP desires to lend to CNSI, Two Million Dollars ($2,000,000) on the terms and conditions set forth herein.

      NOW, THEREFORE, the parties agree as follows:


      1. Amount and Terms of Credit.

            1.1 The Loan. Subject to the terms herein, at any time prior to *********** months from the date hereof, upon not less than fifteen (15) days notice from CNSI to VPLP, VPLP agrees to loan to CNSI Two Million Dollars ($2,000,000) (the "Loan"). Only one such Loan shall be made hereunder notwithstanding any prepayment of the Loan by CNSI.

            1.2 Note. CNSI's obligation to pay the principal of, and interest on, the Loan shall be evidenced by a secured convertible note duly executed and delivered by CNSI in the form of Exhibit A (the "Note"). The Note shall be entitled to the benefits of this Credit Agreement and be secured by the assets of CNSI pursuant to a Security Agreement in the form attached as Exhibit B (the "Security Agreement"). This Credit Agreement, the Note and the Security Agreement are, collectively, the "Credit Documents."


      2. Conditions Precedent. The obligation of VPLP to make the Loan is subject to the satisfaction of the following conditions:

           2.1 Execution of Note. CNSI shall have executed and delivered to VPLP the Note.

           2.2 No Default; Representations and Warranties. At the time of making the Loan and also after giving effect thereto (i) there shall have occurred no Event of Default (as defined in the Note), and (ii) all representations and warranties contained herein, in the Stock Purchase Agreement, the Collaboration Agreement, and the Note and Security Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date, with such changes in the ordinary course of business as reasonably acceptable to VPLP.

           2.3 Corporate Documents; Proceedings.

                  All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in the Credit Documents shall be satisfactory in form and substance to VPLP, and VPLP shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which VPLP reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

           2.4 Security Agreement. CNSI shall have duly authorized, executed and delivered the Security Agreement covering all of CNSI's present and future Collateral (as defined in the Security Agreement), together with:

                  (1) acknowledgement copies of proper Financing Statements (Form UCC- 1) duly filed under the UCC of each jurisdiction as may be necessary or, in the reasonable opinion of VPLP, desirable to perfect the security interests purported to be created by the Security Agreement;

                  (2) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing the Financing Statements referred to in clause (1) above and all other effective financing statements that name CNSI as debtor and that are filed in the jurisdictions referred to in clause
(1), together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing "Permitted Encumbrances" as defined in the Security Agreement);

                  (3) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement, including in the Patent and Trademark Office, as may be necessary or, in the opinion of VPLP, desirable to perfect the security interests purported to be created by the Security Agreement; and

                  (4) evidence that all other actions necessary or, in the opinion of VPLP, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.



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
      3. Representations, Warranties and Agreements. In order to induce VPLP to enter into this Agreement and to make the Loan, in addition to the representations, warranties and agreements in the Stock Purchase Agreement and the Collaboration Agreement, which are incorporated herein, CNSI makes the following representations, warranties and agreements as of the Effective Date, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan.

           3.1 Corporate Power and Authority. CNSI has the corporate power and has taken all corporate proceedings necessary to execute and deliver, and perform the terms and provisions of, each of the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. CNSI has duly executed and delivered each of the Credit Documents to which CNSI is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of CNSI enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting rights of creditors and general equitable principles.

           3.2 No Violation. Neither the execution, delivery or performance by CNSI of the Credit Documents, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any levy, lien, encumbrance or security interest ("Lien"), except pursuant to the Security Agreement and the documents contemplated thereby (collectively, the "Security Documents") upon any of the property or assets of CNSI pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which CNSI is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of CNSI.

           3.3 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

           3.4 Priority. The security interest granted pursuant to the Security Agreement shall be prior and superior to all other security interests, liens or encumbrances on the Collateral.





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
      4. Affirmative Covenants. CNSI covenants and agrees that, from and after the date on which the Loan is made, and until the Loan and the Note, together with interest, and all other obligations incurred hereunder and thereunder, are paid or otherwise satisfied in full:

           4.1 Financial Information. CNSI will furnish the following reports to
VPLP:

                  (1) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, a consolidated balance sheet of CNSI, as at the end of such fiscal year, and consolidated statements of operations, accumulated earnings and cash flows of CNSI for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail audited (without scope limitations imposed by CNSI) and certified by independent public accountants of recognized national standing;

                  (2) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year, and in any event within forty-five (45) days thereafter, a consolidated, unaudited balance sheet of CNSI as of the end of each such quarterly period, and consolidated, unaudited statements of operations, accumulated earnings and cash flows of CNSI for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, except that the unaudited financial statements need not contain footnotes and shall be subject to changes resulting from year-end audit adjustments, and setting forth any events which could reasonably be expected to have an adverse effect upon CNSI's finances or the results of its operations, all in reasonable detail and certified by the principal financial or accounting officer of CNSI;

                  (3) So long as CNSI is subject to the reporting requirements of the Exchange Act, in lieu of the documents required by Sections 4.1 (1) and (2) and within the time periods required in Sections 4.1 (1) and (2) for the furnishing of financial information or as soon as otherwise available, whichever is earlier, copies of all documents filed by CNSI with the SEC, including, but not limited to, its reports filed on Form 10-K, Form 10-Q, Form 8-K or any successor form or forms;

                  (4) As soon as available information and data on any material adverse changes in or any event or condition which materially adversely affects or could materially adversely affect the business, operations, properties or plans of CNSI;

                  (5) Immediately upon becoming aware of any condition or event which constitutes a breach of the Credit Documents, or any agreement contemplated hereby, written notice specifying the nature and period of existence thereof an what action CNSI is taking or proposes to take with respect thereto; and




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
  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                  (6) With reasonable promptness, such other information and data with respect to CNSI, as VPLP may from time to time reasonably request.

           4.2 Performance of Obligations. CNSI will perform in all material respects all of its obligations under the terms of each material agreement, mortgage, indenture, security agreement and other instrument by which it is bound.


      5. Miscellaneous.

           5.1 Payment of Expenses, etc. CNSI shall pay all reasonable out-of-pocket costs and expenses of VPLP in connection with the enforcement of this Credit Agreement and the other Credit Documents.

           5.2 Notices. Any notice required under this Agreement shall be sufficient if sent by registered or certified mail postage and charges prepaid, return receipt requested, or by hand delivery including overnight delivery service to the following addresses or such address hereinafter specified in writing:

            VPLP:             Vision Pharmaceuticals L.P.
                              c/o Allergan, Inc.
                              2525 Dupont Drive
                              Irvine, California 92612
                              Attn:  Chief Financial Officer

            CNSI:             Cambridge Neuroscience, Inc.
                              One Kendall Square
                              Cambridge, Massachusetts  02139
                              Attn:  Harry W. Wilcox

           5.3 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that CNSI may not assign or transfer any of its rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of VPLP, except in the event of an acquisition or merger of, or the sale of substantially all of its assets by, CNSI, as a result of which the acquiror, survivor or purchaser of assets has cash and cash equivalents, as of the effective date of such transaction, of less than $******, determined in accordance with generally accepted accounting principles.

           5.4 No Waiver; Remedies Cumulative. No failure or delay on the part of VPLP exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between CNSI and VPLP or the holder of the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the



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
exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies expressly provided herein or in any other Credit Documents are cumulative and not exclusive of any rights, powers or remedies which VPLP or the holder of the Note would otherwise have. No notice to or demand on CNSI in any case shall entitle CNSI to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of VPLP or the holder of any Note to any other or further action in any circumstances without notice or demand.

           5.5 Governing Law, Severability. This Agreement shall be governed and construed in accordance with the laws of the State of California. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of the Agreement shall be severable and enforceable to the fullest extent permitted by applicable law.

           5.6 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

           5.7 Effectiveness; Integration. This Agreement and the other Credit Documents, together with all exhibits and schedules, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof.

           5.8 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

           5.9 Amendment or Waiver. Neither this Credit Agreement nor any other Credit Document nor any terms or hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by VPLP.


      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                    "CNSI"

              .                     CAMBRIDGE NEUROSCIENCE, INC.


                                    By:
                                       ----------------------------------
                                    Its:
                                         --------------------------------



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                                    "VPLP"

                                    VISION PHARMACEUTICALS L.P., a Texas limited partnership, dba Allergan, by Allergan General, Inc., its general partner


                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------




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  Confidential material omitted and filed separately with the Securities and
            Exchange Commission. Asterisks denote such omissions.

                                   EXHIBIT A


                                    FORM OF
                      SECURED CONVERTIBLE PROMISSORY NOTE


$2,000,000                                                 ____________, 199__


     FOR VALUE RECEIVED, receipt of which is hereby acknowledged, CAMBRIDGE NEUROSCIENCE, INC., a Delaware corporation, ("Borrower") hereby promises to pay to VISION PHARMACEUTICALS L.P., a Texas Limited Partnership, ("Holder"), or order, the principal sum of Two Million Dollars ($2,000,000), in cash in lawful money of the United States (or as otherwise permitted pursuant to Section 2 below), together with interest at the rate of ****** per annum on all unpaid principal of this Note, calculated based on the actual number of days elapsed divided by 360.

     This Note has been issued in connection with that certain Collaborative Research, Development and Marketing Agreement dated as of November 20, 1996 (the "Collaboration Agreement") and that certain Credit Agreement dated as of November 20, 1996 (the "Credit Agreement") by and between Borrower and Holder and all capitalized terms not defined herein shall have the meaning set forth in the Collaboration Agreement.

     Principal and all accrued interest on this Note shall become due and payable upon the earlier of:

     (i) Termination of the Collaboration Agreement;

     (ii)
     *********************************************************************
     *********************************************************************
     ********************************************************************
     *********************************************************************
     *********************************************************************
     ****************************;

     (iii) Within five (5) days of the end of any fiscal quarter at which the cash and cash equivalents of Borrower, determined in accordance with generally accepted accounting principles, are less than $******;

     (iv) In the event of the acquisition or merger of, or sale of substantially all of the assets of, CNSI, as a result of which the acquiror, survivor or purchaser of assets has cash and cash equivalents equal to or greater than $****** determined in



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
  Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

      accordance with generally accepted accounting principles as of the effective date of such transaction; or

      (v) Demand by Holder on an Event of Default as set forth in Section 4 below.

      1. Prepayment. Borrower shall be entitled at any time to prepay any portion or all of the indebtedness owed hereunder without penalty. Borrower shall also be entitled to prepay in cash any portion of the indebtedness which Holder elects to convert under Section 2(a) below, prior to such conversion. Each prepayment hereunder shall be credited first to accrued interest and then to principal. Interest shall thereupon cease to accrue upon the principal so paid. Such prepayment will be made by wire transfer of immediately available funds.

      2. Conversion Rights.

         (a) Right to Convert. Subject to and in compliance with the provisions of this Section 2, Holder may, at Holder's option, at such time as the principal and accrued interest are due under this Note, elect to convert all or any part of the principal amount of this Note, and accrued interest, outstanding at the time of such conversion (the "Conversion Rights") into a number of shares of Common Stock of Borrower (the "Borrower Common Stock") equal to the result obtained by dividing the principal amount, and accrued interest, of this Note Holder elects to convert by *** of the fair market value of a share of Borrower's Common Stock on the date of such election (the "Conversion Price"). For purposes hereof, such fair market value shall equal the average closing sale price of Borrower's Common Stock as reported on the primary exchange on which such shares are traded, or if closing sale prices are not reported, the closing bid price of such shares, for the five
     (5) trading days preceding Holder's election to convert.

         (b) Manner of Exercising Conversion Rights. In order to exercise the Conversion Rights, Holder shall deliver to Borrower during normal business hours at the Borrower's address as set forth in Section 17 of the Security Agreement, (i) the original of this Note duly endorsed for transfer to Borrower and (ii) written notice to Borrower stating that Holder elects to exercise the Conversion Rights. Unless Borrower exercises its right to prepay under Section 1 above all of the principal, and accrued interest, which Holder elects to convert within two (2) days of receipt of Holder's notice, as soon as practicable (but in no event more than three (3) business days) after the date on which Borrower receives this Note duly endorsed and the required notice of exercise, Borrower shall issue and deliver to Holder (i) a certificate for the number of whole shares of Borrower Common Stock issuable on such conversion, (ii) in the event this
     Note is converted in part, a new Note of like tenor for the remaining unpaid balance, and (iii) cash, as provided in Subsection 2(c) below, in respect of any fraction of a share of Borrower Common Stock otherwise issuable upon such conversion, and as provided in Subsection 2(d) below in respect of interest on principal so converted. Such conversion shall be deemed to have been effected on the date the shares of Borrower Common Stock issuable upon exercise of the



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     Conversion Rights are actually issued to the Holder, and the Holder shall be deemed to have become the Holder of record of the shares represented thereby on such date.

         (c) Fraction of a Share. Borrower shall not be required to issue a fraction of a share or scrip representing fractional shares of Borrower Common Stock upon conversion of this Note. If any fraction of a share of Borrower Common Stock would, except for the provisions of this Subsection 2(c), be issuable on the conversion of this Note, Borrower shall pay to Holder a cash payment equal to the value of such fraction based on the Conversion Price.

         (d) Payment of Interest on Converted Principal. Promptly upon conversion of all or any portion of the principal, Borrower shall pay to Holder by wire transfer of immediately available funds, all accrued but unpaid interest on the principal so converted.

         (e) Obligor to Reserve Stock. As long as Holder's Conversion Rights are in effect, Borrower shall at all times reserve and keep available out of its authorized but unissued Borrower Common Stock, for the purpose of effecting the conversion of this Note, such number of its duly authorized shares of Borrower Common Stock as shall from time to time be sufficient to effect the conversion of this Note. Borrower covenants that all shares of Borrower Common Stock which may be issued upon conversion of this Note will upon issue be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

         (f) Reclassification, Reorganization, Consolidation or Merger. In the event of any reclassification, capital reorganization or other change of outstanding shares of Borrower Common Stock or in the event of any consolidation or merger of Borrower with or into another corporation (other than a merger in which Borrower is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Borrower Common Stock) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of Borrower as an entirety or substantially as an entirety, Borrower shall, as a condition precedent to such transaction, cause effective provisions to be made so that Holder shall have the right thereafter, by converting this Note, to acquire the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of shares of Borrower Common Stock. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property, and other provisions hereof, to continue and protect the rights of Holder hereunder. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of outstanding shares of Borrower Common Stock and to successive consolidations, mergers, sales or conveyances.

      3. Other Agreements. The obligations of Borrower under this Note are secured pursuant to that certain Security Agreement dated ________, 199__, between Borrower and Holder. This Note is entitled to the benefits and subject to the conditions of the Security Agreement, the



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Credit Agreement, and that certain Stock Purchase Agreement dated November 20,
1996 (the "Stock Purchase Agreement"), as the same may be amended from time to time.

      4. Default. If any of the following events (hereafter called "Events of Default") shall occur:

         (a) If Borrower shall default in the payment of any principal or interest due under this Note when the same shall become due and payable, whether at maturity or by acceleration or upon demand or otherwise; or

         (b) If Borrower shall make a general assignment for the benefit of creditors; or

         (c) If Borrower shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Act or other applicable federal, state or other statute, law or regulation, or shall file any answer admitting the material allegation of a petition filed against Borrower in such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Borrower of all or any substantial part of the properties of Borrower, or Borrower shall commence the winding up or the dissolution or liquidation of Borrower; or

         (d) If, within sixty (60) days after a court of competent jurisdiction shall have entered an order, judgment or decree approving any complaint or petition against Borrower seeking reorganization, dissolution or similar relief under the present or any future Federal Bankruptcy Act or other applicable federal, state or other statute, law or regulation, such order, judgment or decree shall not have been dismissed or stayed pending appeal, or if, within sixty (60) days after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, such appointment shall not have been vacated or stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, shall not have been vacated; or

         (e) If Borrower should breach any of the covenants, representations, warranties, terms or conditions of this Note, the Credit Agreement, the Stock Purchase Agreement, the Security Agreement or the Collaboration Agreement, or contained in any statement or certificate at any time given or made to Holder pursuant thereto or in connection therewith, and in the case of any breach of any representations, warranties or covenants in the Stock Purchase Agreement or the Collaboration Agreement capable of cure, such breach shall continue for thirty (30) days after notice thereof from the Holder to Borrower;




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then, and in each and every such case, Holder may by notice in writing to
Borrower declare all amounts under this Note to be forthwith due and payable and thereupon the balance shall become so due and payable, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

     5. Borrower and Holder intend to contract in compliance with all state and federal usury laws governing the loan evidenced by this Note. Borrower and Holder agree that none of the terms of this Note shall be construed as a contract for, or requirement to pay interest at a rate in excess of, the maximum interest rate allowed by any applicable state or federal usury laws. If Holder receives sums which constitute interest that would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall at Holder's option either be credited to the payment of principal or returned to Borrower. The provisions of this paragraph control the other provisions of this Note and any other agreement between Holder and Borrower.

     6. Borrower hereby waives presentment, demand, protest and notice of non-payment or dishonor of this Note. If an action is brought for collection under this Note, the Holder hereof shall be entitled to receive all costs of collection, including, without limitation, its reasonable attorneys' fees.

     7. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Holder, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower or any other indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Holder may at any time release, surrender, substitute or exchange any collateral securing this Note and may release any party secondarily liable for the indebtedness evidenced by this Note.

     8. This Note shall be construed in accordance with and governed by the internal laws of the State of California, and where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the California Uniform Commercial Code.

                                          CAMBRIDGE NEUROSCIENCE, INC.



                                    By:
                                       ----------------------------------
                                    Its:
                                        ---------------------------------


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
                                   EXHIBIT B


                                    FORM OF
                              SECURITY AGREEMENT



      THIS SECURITY AGREEMENT (the "Security Agreement") is made and entered into this day of ____________, 199__ by and between CAMBRIDGE NEUROSCIENCE, INC., a Delaware corporation, ("CNSI"), and VISION PHARMACEUTICALS L.P., a Texas limited partnership, (the "Secured Party").

                                R E C I T A L S

      1. Pursuant to that certain Collaborative, Research, Development and Marketing Agreement by and between CNSI and Secured Party dated November 20, 1996 (the "Collaboration Agreement") and that certain Credit Agreement by and between CNSI and Secured Party dated November 20, 1996 (the "Credit Agreement"), Secured Party has agreed to loan to CNSI Two Million Dollars ($2,000,000) (the "Loan") as evidenced by a secured promissory note (the "Note").

      2. As an inducement to make the Loan, CNSI has agreed to grant for the benefit of the Secured Party a security interest as set forth herein.

                               A G R E E M E N T

      1. Security Interest. Pursuant to the Uniform Commercial Code, CNSI hereby grants to Secured Party a security interest in the Collateral, as more fully described at Paragraph 2 below, to secure payment and performance of the obligations of CNSI, as defined and described at Paragraph 3 below.

      2. Collateral.

            The Collateral of CNSI is described as follows:

            (a) all rights useful in the field of research, development and commercialization activities with respect to compounds which block one or more than one subclass of the glutamate-activated ion channels, including NMDA channels and, and/or one or more than one subclass of sodium channels, for the treatment of ophthalmic diseases and disorders (the "Field"), except Excluded Compounds (as defined in the Collaboration Agreement), under present and future, foreign and domestic, patents, patent applications, patent extensions, certificates of invention and applications for certificates of invention, together with any divisions, continuations or continuations-in-part owned by, or licensed to CNSI, with the



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
right to sublicense, as of the date hereof and developed during the term of the Collaboration Agreement. Such rights as of the date hereof, are listed in
Schedule 1 hereto; and

            (b) all rights useful in the Field in present and future inventions, trade secrets, copyrights, data, regulatory submissions or other intellectual property of any kind necessary or useful in the Field (including any proprietary biological materials, compounds or reagents) and all confidential technical information in the possession of CNSI as of the date hereof and developed during the term of the Collaboration Agreement necessary or useful for the development, manufacture, use or sale of pharmaceutical products in the Field but excluding any such technology licensed to Boehringer Ingelheim International GmbH ("BI") pursuant to the License Agreement between CNSI and BI dated as of March 21, 1995 (the "BI License") (the rights described in Section 2(a) and this Section 2(b) being collectively, the "Technology Collateral"); and

            (c) all proceeds of the foregoing Technology Collateral, for purposes of this Security Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

CNSI represents and warrants that Schedule 1 hereto is a complete and accurate list of all U.S. and foreign patents and patent applications, rights under which are included in the Technology Collateral.

      3. Obligations Secured. The obligations ("Obligations") secured by this Security Agreement shall include (a) the performance by CNSI of the obligations set forth in (i) the Note and (ii) this Security Agreement; (b) all payments made or expenses incurred by Secured Party, including, but not limited to, reasonable attorneys' fees and legal expenses in the exercise, preservation or enforcement of any of the rights, powers or remedies of Secured Party or in the enforcement of the obligations of CNSI under the Note or this Security Agreement; and (c) any obligations of CNSI to Secured Party arising from amendments, modifications, renewals or extensions of any of the foregoing obligations.

      4. Collateral Encumbrances; Covenants of CNSI.

            (a) Except as set forth on Schedule 2 hereto (the "Permitted Encumbrances"), CNSI owns the Collateral free and clear of any lien except for the lien created by this Security Agreement, and no effective financing statement, assignment or other instrument similar in effect, which covers all or any part of the Collateral, is on file in any recording office.

            (b) As to the Collateral, CNSI covenants with the Secured Party as follows:

                  (i) CNSI will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien or encumbrance on the Collateral except the Permitted Encumbrances, and will defend the right, title and interest of Secured Party in and to the Collateral and in and to the proceeds thereof against the claims and demands of all persons.

                  (ii) CNSI will comply with all laws, statutes and regulations pertaining to the Collateral.

                  (iii) CNSI will pay when due all taxes, licenses, charges and other impositions on or for the Collateral.

                  (iv) CNSI, at its own expense, will execute, file and record such assignments, statements, notices and agreements, take such action and obtain such certificates and documents, in accordance with all applicable laws, statutes, and regulations (whether state, federal or local), as requested by Secured Party or as necessary to perfect, evidence and continue Secured Party' security interest in the Collateral, including, without limitation, assignments for security in the U.S. Patent and Trademark Office and corresponding foreign patent offices. CNSI shall submit all such assignments, statements, notices or agreements to Secured Party for review prior to filing or recordation.

                  (v) CNSI will deliver to Secured Party all instruments and other items of Collateral for which possession is required for perfection.

                  (vi) CNSI will, upon demand, give Secured Party such information as reasonably requested concerning the Collateral and CNSI's business, and permit Secured Party to inspect and copy the records thereof.

                  (vii) CNSI will keep or require any goods which are security for or represented by the Collateral to be insured in amounts, on terms and with carriers as is customary and appropriate for the business in which CNSI is engaged.

                  (viii) CNSI will, as appropriate, properly care for, house, store and maintain the Collateral in good condition, free of misuse, abuse, waste and deterioration, and promptly and duly observe and perform any contract or agreement pertaining to or part of the Collateral.

                  (ix) CNSI will not, without Secured Party's written consent, exchange, lease, lend, use, operate, demonstrate, sell or dispose of the Collateral or CNSI's rights therein other than in the ordinary course of business

                  (x) CNSI will not, without Secured Party's written consent, permit anything to be done that may impair, or fail to do anything necessary or advisable to preserve, the Collateral's value and the security.

                  (xi) CNSI will advise Secured Party promptly, in reasonable detail, (A) of any material lien, security interest, encumbrance or claim made or asserted against any of the Collateral, (B) of any material change in the composition of the Collateral, and (C) of the occurrence of any other event that would have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

                  (xii) Upon reasonable notice to CNSI (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Secured Party and its representatives shall also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting their interests therein.

                  (xiii) In the event that any of the Technology Collateral is infringed, misappropriated or diluted by a third party, CNSI shall notify Secured Party promptly after it learns thereof and shall, unless Secured Party shall reasonably determine that such Technology Collateral is not material to the conduct of CNSI's business, promptly sue, at its own expense, for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as Secured Party shall reasonably deem appropriate under the circumstances to protect such Technology Collateral.

      5. Default.

            (a) The occurrence of any of the following shall be an event of default hereunder:

                  (i) If CNSI shall make a general assignment for the benefit of creditors; or

                  (ii) If CNSI shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Act or other applicable federal, state or other statute, law or regulation, or shall file any answer admitting the material allegation of a petition filed against CNSI in such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of CNSI of all or any substantial part of the properties of CNSI, or CNSI shall commence the winding up or the dissolution or liquidation of CNSI; or

                  (iii) If, within sixty (60) days after a court of competent jurisdiction shall have entered an order, judgment or decree approving any complaint or petition against CNSI seeking reorganization, dissolution or similar relief under the present or any future Federal Bankruptcy Act or other applicable federal, state or other statute, law or regulation, such order, judgment or decree shall not have been dismissed or stayed pending appeal, or if, within sixty (60) days after the appointment, without the consent or acquiescence of CNSI, of any trustee, receiver or liquidator of CNSI or of all or any substantial part of the properties of CNSI, such appointment shall not have been vacated or stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, shall not have been vacated; or

                  (iv) If CNSI should breach any of the covenants, representations, warranties, terms or conditions of the Note or this Security Agreement, or contained in any statement or certificate at any time given or made to Secured Party pursuant thereto or in connection therewith, and in the case of any breach of any representation, warranty or covenant capable of cure, such breach shall continue for thirty (30) days after notice thereof from Secured Party to CNSI.

            (b) Upon the occurrence of an event of default pursuant to this
Section 5, Secured Party, in addition to all other rights, powers and privileges enumerated in Section 6 below, and subject to the rights of the respective parties contained in Sections 1 and 2 of the Note, may (1) declare the unpaid balance, in whole or in part, of CNSI's Obligations immediately due and payable, without demand or notice and proceed to collect same; and (2) waive or remedy any default without waiving such default or any prior or subsequent default.

      6. Remedies.

            (a) Upon the occurrence of an event of default pursuant to Section
5 hereof, Secured Party, in addition to any other remedy available under the Uniform Commercial Code, in its own or CNSI's name, and subject to the rights of the respective parties contained in Sections 1 and 2 of the Note, without notice and at CNSI's expense, may, but is not obligated to:

                  (i) as appropriate take possession of the Collateral with or without legal process, require CNSI to assemble the Collateral and make it available to the Secured Party at a reasonably convenient place, or, whether or not the Collateral is present at the place of sale, sell the Collateral at a public sale in the county where such Collateral is located or where this Security Agreement was made, or sell the Collateral at a private sale and bid at such private sale;

                  (ii) collect, by legal proceedings or otherwise, and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of Collateral;

                  (iii) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral;

                  (iv) insure, process and preserve the Collateral; and

                  (v) transfer the Collateral to its own or its nominee's name.

            (b) CNSI also agrees to pay all costs of Secured Party, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of their rights and remedies hereunder.

      7. Grant of License to Use Technology Collateral. For the purpose of enabling Secured Party to exercise rights and remedies under Section 6 hereof at such time as Secured Party, without regard to this Section 7, shall be lawfully entitled to exercise such rights and remedies, CNSI hereby grants to Secured Party an irrevocable, exclusive license in the Field (exercisable without payment of royalty or other compensation to CNSI) to use, license or sublicense any Technology Collateral, and wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licenses items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

      8. Secured Party's Appointment as Attorney-in-Fact.

            (a) CNSI hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power or substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of CNSI and in the name of CNSI or in its own name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Security Agreement.

            (b) Secured Party agrees that, except as upon the occurrence and during the continuation of an Event of Default, it will forebear from exercising the power of attorney or any rights granted to Secured Party pursuant to this
Section 8. CNSI hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 8 is a power coupled with any interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

            (c) CNSI also authorizes Secured Party, at any time and from time to time upon the occurrence and during the continuation of any Event of Default,
(i) to communicate in its own name with any party to any contract or agreement which is part of the collateral hereunder with regard to the assignment of the right, title and interest of CNSI in and under such contracts and agreements and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

      9. Termination.

            (a) This Security Agreement and the security interest granted to Secured Party by CNSI hereunder shall terminate upon satisfaction in full of all of the CNSI's Obligations to Secured Party by payment or otherwise.

            (b) If applicable, and promptly upon termination of this Security Agreement, the Secured Party agrees to execute and file with the Massachusetts Secretary of State a termination statement on Form UCC-2 and a collateral assignment for filing in the Patent and Trademark Office terminating Secured Party' security interest in the Collateral at the expense of the CNSI. This subparagraph (b) is subject to specific performance and injunctive relief for the benefit of CNSI in the event of a failure by the Secured Party to duly comply with a reasonable request for such compliance.

      10. General.

            (a) Such care as Secured Party give to the safekeeping of its own property of like kinds shall constitute reasonable care of the Collateral when in Secured Party' possession, but Secured Party is not required to make presentment, demand or protest, or give notice and need not take action to preserve any rights against prior parties in connection with any obligation or evidence of indebtedness held as Collateral.

            (b) CNSI shall give the Secured Party prior written notice of (i) any change of place of business and address thereof, and (ii) any change in policies or certificates of insurance required for the Collateral.

            (c) This Security Agreement is a continuing agreement and shall apply to all past, present and future Obligations of CNSI to Secured Party, whether or not such Obligations continue, increase, decrease or create new indebtedness after or before payment of any prior indebtedness, notwithstanding the bankruptcy of, or other event or proceedings affecting the CNSI.

            (d) Time is of the essence. Acceptance of partial or delinquent payments or failure to exercise any right, power or remedy shall not waive any Obligation of CNSI or modify this Security Agreement. Secured Party, and its successors and assigns, have all rights, powers and remedies herein and as provided by law, including the rights, powers and remedies of a secured party under the Uniform Commercial Code, and may exercise the same and effect any set-off and proceed against the Collateral or other security for CNSI's Obligations at any time.

      11. Cumulative Rights. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law, or any other agreement between CNSI and Secured Party or otherwise, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party' security interest in the Collateral.

      12. Waiver. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party. CNSI waives any right to require Secured Party to proceed against any person or to exhaust any of the Collateral or to pursue any remedy in Secured Party' power.

      13. Binding Upon Successors. All rights of Secured Party under this Security Agreement shall inure to the benefit of its successors and assigns, and all obligations of CNSI shall bind its successors and assigns.

      14. Entire Agreement; Severability. This Security Agreement contains the entire agreement between Secured Party, and CNSI with respect to the subject matter hereof. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

      16. Choice of Law. This Security Agreement shall be construed in accordance with and governed by the internal laws of the State of California and where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the California Uniform Commercial Code.

      17. Place of Business; Trade Name; Collateral Location; Records. CNSI represents that its chief place of business is One Kendall Square, Cambridge, Massachusetts 02139, and that Cambridge Neuroscience, Inc. is the only trade name or style used by CNSI and that the Collateral described in Paragraph 2 hereof is located at One Kendall Square, Cambridge, Massachusetts 02139, and that CNSI's records concerning the Collateral are kept at One Kendall Square, Cambridge, Massachusetts 02139.

      18. Notice. Any written notice, consent or other communication provided for in this Security Agreement shall be deemed given if delivered by hand, by courier against receipt, by certified or registered mail, return receipt requested, or by overnight delivery service providing evidence of receipt, at the following addresses, or to such other address with respect to any party as such party shall notify the other in writing:

      Secured Party:    Vision Pharmaceuticals L.P.
                        c/o Allergan, Inc.
                        2525 Dupont Drive
                        Irvine, California 92612
                        Attn:  Chief Financial Officer

      CNSI:             Cambridge Neuroscience, Inc.
                        One Kendall Square
                        Cambridge, Massachusetts  02139
                        Attn:  Harry W. Wilcox

      19. Attorneys' Fees. In the event of any controversy, claim or dispute between the CNSI and the Secured Party arising out of or relating to this Security Agreement, or the breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    CNSI:

                                    CAMBRIDGE NEUROSCIENCE, INC. a
                                    Delaware corporation


                                    By:
                                       -----------------------------------
                                    Its:
                                        ----------------------------------

                                    Secured Party:

                                    VISION PHARMACEUTICALS L.P., a Texas limited partnership, dba Allergan, by Allergan General, Inc., its general partner


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                  Schedule 1
                                      to
                              Security Agreement

                        Patents and Patent Applications

                                  Schedule 2
                                      to
                              Security Agreement

                            Permitted Encumbrances

   Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



                                   EXHIBIT F


                         COUNTRIES FOR PATENT FILINGS

                                 *************
                                    ******
                                    ******
                                    ******
                          **************************
                                     *****
                                   *********
                                  ***********
                                     *****
                                  ***********

                                                                       EXHIBIT G
                                                                       ---------

               CAMBRIDGE NEUROSCIENCE AND ALLERGAN COLLABORATE TO
                   DEVELOP TREATMENTS FOR OPHTHALMIC DISEASES

CAMBRIDGE, MASSACHUSETTS, AND IRVINE, CALIFORNIA, NOVEMBER 21, 1996 -- Cambridge NeuroScience, Inc. (Nasdaq: CNSI) and Allergan Inc. (NYSE: AGN) today announced a collaboration to develop treatments for glaucoma and other ophthalmic diseases. The collaboration will bring together Cambridge NeuroScience's nerve protection expertise and its library of ion channel blocking molecules with Allergan's research, development and commercialization expertise in the field of ophthalmology. The agreement could potentially yield more than $20 million to Cambridge NeuroScience in equity investments, research and development funding and milestone payments.

Cambridge NeuroScience and Allergan will jointly research and develop glutamate ion channel blockers (including N-methyl-D-aspartate "NMDA" ion channel blockers), sodium channel blockers, and combinations blockers, initially for the treatment of glaucoma. Allergan will make a $3.0 million in research funding over the next three years, and will establish a $2.0 million line of credit for Cambridge NeuroScience. Allergan will be responsible for the development of potential products arising from the collaboration and will bear all of the development costs. Successful development of one or more products will provide significant milestone payments to Cambridge NeuroScience. Upon commercialization, Allergan will pay Cambridge NeuroScience royalties on product sales.

"We believe that it may be possible to treat glaucoma by blocking ion channels and thereby protecting the retina and the optic nerve from damage," commented Dr. Lester J. Kaplan, corporate vice president, Science and Technology of Allergan. "We are very impressed both with the expertise and the proprietary technology at Cambridge NeuroScience in the area of ion channel blockers, as evidenced by their advanced work with CERESTAT[Registered Trademark] in stroke and head injury. Cambridge NeuroScience's technology combined with Allergan's ophthalmic research capability provides us the opportunity to develop and commercialize superior new products for the treatment and management of glaucoma and other serious ophthalmic diseases."

Glaucoma is the second leading cause of preventable blindness in the world, with almost 3,000,000 patients in the United States alone. The disease is usually associated with increased pressure within the eye, which can damage the retina and the optic nerve and eventually lead to blindness. Current therapies for glaucoma lower intraocular pressure by reducing the production of aqueous humor in the eye and/or by increasing outflow from the eye. The successful development of a product capable of directly protecting the retina and optic nerve from glaucomatous damage would represent a significant advancement in the treatment of this sight threatening disease.

"As Cambridge NeuroScience nears the completion of its development of CERESTAT[Registered Trademark], we are leveraging eight years of ion channel research into other therapeutic areas without an incremental financial commitment," said Elkan Gamzu, Ph.D., President and CEO of Cambridge NeuroScience. "Allergan, a world leader in the development of ophthalmic products, has established sophisticated assays, preclinical models and expertise in the development of drugs for eye disease. In addition, Allergan is a leader in the global marketing of drugs and devices for the treatment of eye disease. This synergistic collaboration allows Cambridge NeuroScience to explore areas of clinical need outside the central nervous system, and allows Allergan to develop an innovative approach to the treatment of glaucoma."

This press release contains forward-looking statements based on the current expectations of management. There are certain important factors that could cause results to differ from those anticipated by the statements made above, including, but no limited to, the continued funding of the collaboration by Allergan and Cambridge NeuroScience, the success of both companies' research efforts, future clinical trials, and the acceptance by regulatory authorities of the outcomes of clinical trials as a basis for marketing approval.

Allergan Inc., headquartered in Irvine, California, is a technology-driven, global health care company, focused on specialty pharmaceutical products for specific disease areas that deliver value to customers, satisfy unmet medical needs and improve patients' lives.

Cambridge NeuroScience, Inc. is a leading neuroscience company engaged in the discovery and development of proprietary pharmaceuticals focusing on nerve cell survival. The Company is developing a number of products to treat stroke, traumatic brain injury and chronic neurodegenerative disorders such as multiple sclerosis, peripheral neuropathies and other degenerative diseases.

                                       ###

   Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



                                   EXHIBIT H


Third Party Licence:

      ****************************** between Cambridge NeuroScience, Inc. and the **********************************************************************
      ********************* on behalf of ************************************
      *************************; with Amendments ********************.